Exhibit 4.18

Trust Deed I

Drafted and signed on 20/02/2014

Between

Elbit Imaging LTD

P.C. 520043035

5 Kineret st., Bnei Brak

(hereinafter: “the Company”)

on one side;

and

Mishmeret Trust Company LTD

O.C. 51-377133-7

(hereinafter: “the Trustee”)

on the other;

Whereas	as part of the arrangement plan entered by the Company, Mr. Mordechai Zisser and/or a corporation under his control, owners of the bonds (Series A through G and 1) issued by the company (hereinafter: “the previous bonds”), and Bank Leumi LTD, to which this trust deed is attached as Appendix 1 (hereinafter: “the arrangement plan”), it has been agreed that, subject to the performance of various prerequisites listed in the arrangement plan, the previous bonds will be exchanged for, among other items, (Series I) bonds (hereinafter: “the bonds”), for which the terms are established in this trust deed and the appendices thereto;

And whereas	as of the date of the signing of this trust deed, the entirety of the prerequisites for carrying out the arrangement as outlined in the arrangement plan have been complied with;

And whereas	the Trustee is a stock-limited company incorporated lawfully in Israel, for the purpose of engaging in trusts;

And whereas	the Trustee declares that there is no impediment in the law (as defined below), or any other law, to him entering a contract with the Company according to this trust deed, and that the complies with all the requirements and competence conditions established in the law (as defined below) for acting as a trustee according to this trust deed;

And whereas	the Trustee has no substantial interest in the Company, and the Company has no personal interest in the trustee;

And whereas	the Company declares that there is no impediment in the law for entering a contract with the Trustee subject to the conditions of this trust deed;

And whereas	the Company has contacted the Trustee, requesting him to act as a Trustee for the bondholders for the bonds that will be issued as part of the arrangement plan, and the Trustee has agreed thereto, all subject to the conditions of this trust deed;

And whereas	the Trustee had agreed to sign this trust deed, and act as the Trustee for the bondholders,

the following has been declared, stipulated, and agreed upon by the parties:

1.	Introduction, interpretation, and definitions:

1.1.	The introduction to this trust deed and the appendices attached thereto constitute an inseparable part thereof.

1.2.	The division of this trust deed into sections, as well as the assignment of headings to the sections have been made for simplicity and reference purposes only, and are not to be used for interpretation.

1.3.	Anywhere in this deed where the plural has been used it can be read to signify the singular, and vice versa, and anything in the masculine can signify the feminine and vice versa, and any mention of an individual may also signify a corporation, unless it has been stated otherwise in this trust deed, whether explicitly and/or implicitly and/or where the content or context of the wording requires otherwise.

1.4.	In any case of contradiction between the trust deed and the accompanying documents, the provisions of the trust deed will take precedence. In any case of contradiction between the provisions described in the arrangement plan regarding to this trust deed and/or the bonds, the provisions of this trust deed will take precedent.

1.5.	In this trust deed, the following expressions will have the meaning expressed next to them, unless a different intention is inferred by the content or context of the wording:

“The Company”	Elbit Imaging LTD;

“This deed” or “the trust deed”	This trust deed, including the addenda and appendices attached to it and forming an inseparable part thereof;

“The Trustee”	The first Trustee (as described below) and/or whosoever may, from time to time, serve as the Trustee for the bondholders according to this trust deed;

“The first Trustee”	The trustee listed at the top of this deed;

“The Law”	The Securities Law 5728 – 1968 and the regulations pursuant to its authority, as they may from time to time be promulgated;

“The guaranteed debt”	The Company’s existing debt to Bank Hapoalim LTD (hereinafter: “Bank Hapoalim”), as of the date of the arrangements, for which Bank Hapoalim has received collaterals prior to the publication of the arrangement plan;

“The register”	The register of bondholders as described in Section 31 to this deed;

“Stock exchange”	The Tel Aviv Stock Exchange LTD;

“Principal”	The total nominal value of the bonds in circulation

“The arrangement” or “the arrangement plan”	The arrangement plan entered by the Company, Mr. Mordechai Zisser and/or a corporation under his control, owners of the bonds (Series A through G and 1) issued by the company, and Bank Leumi LTD, as approved by the District Court in Tel Aviv-Yaffo on 01/01/2014.

“Simple decision”	A decision received at a general bondholder assembly with the presence of two or more bondholders, either in person or through representative, holding at least twenty-five percent (25%) of the balance of the nominal value of the bonds in circulation, or a postponed assembly of this assembly, with the presence of any number whatsoever of bondholders from the series, received with a regular majority of all the votes participating in the voting, excluding those of the abstainers;

“Special decision”	A decision received at a general bondholder assembly with the presence of two or more bondholders, either in person or through representative, holding at least fifty percent (50%) of the balance of the nominal value of the bonds in circulation, or a postponed assembly of this assembly with the presence, either in person or through representative, of bondholders holding at least twenty percent (20%) of the balance of the nominal value of the bonds in circulation, received (either at the original or postponed assembly with a majority of at least two thirds (2/3) all the votes participating in the voting, excluding those of the abstainers;

“The known index”	The last index (as defined in the terms listed on the other side of the sheet) known at the relevant date;

“The registration company”	Israel Discount Bank Registration Company LTD;

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“The bonds” or “the bond series”	The bond series, known as Series I of the Company’s bonds, with an overall nominal value of 218,000,000 NIS, registered by name, and with the conditions listed in the bond certificate;

“Date of the arrangement’s execution”	A day that shall be both a business day and a trading day, as well as a trading day on the NASDAQ stock exchange, in which all actions listed in the arrangement plan will be performed, and the arrangement will enter force, to take place within 30 (thirty) days of the applicable date (as defined in the arrangement plan). The Company shall publish an immediate report of the arrangement’s execution;

“Start date”	01/01/2013

“The bondholders” or “the holders”	As defined in the law;

“Trading day”	Any day on which trading takes place at the Tel Aviv Stock Exchange LTD;

“Business day”	Any day on which most of the banks in Israel are open for transactions;

“The stock exchange clearing house”	The clearinghouse of the Tel Aviv Stock Exchange LTD;

“Bond certificate”	The bond certificate with the wording appearing in the first addendum to this trust deed;

“Rating company”	A rating company approved by the appointee for capital markets at the Ministry of Finance;

“The trust account”	A bank account that will be opened by the Trustee, held by him in trust for the holders of the (Series I) bonds, in an Israeli banks of his choosing, for which all the Company’s rights to the account, if any, and to the sums deposited therein from time to time, will be encumbered in favor of the Trustee by single, first-degree, permanent encumbrance (on all the Company’s rights to the account), as well as an ongoing, first-degree, single encumbrance (on the entirety of the funds and/or deposits and/or securities that may, from time to time, be deposited in the trust’s account, and any proceeds received for them, including the fruits thereof), and without any limits in sum in the Company’s registry as handled by the Company Register. The signature rights to the account for any intents and purposes will be held by the Trustee only, with no signature rights retained by the Company. All the costs of opening, managing, and closing the account will be borne by the Company. The policy for managing the funds in this account will be according to the provisions of the trust deed, and the Trustee will bear no liability towards the bondholders and/or the Company for any losses caused by the investments made according to the above.

2.	General

2.1.	This trust deed is subject to the provisions of the law, the instructions of lawful authorities, and the stock exchange rules, as they may be from time to time, as it is not possible to predict these.

2.2.	The bonds may not be submitted for registration in the US Securities and Exchange Commission, or any the securities authority of any state in the USA. The bonds may not be offered or sold in the USA, or to US persons (as defined in Regulation S according to the Securities Act 1933), unless they are registered with the SEC according to the Securities Act 1933, or are exempt from the registrations requirements thereunder.

Applicability provisions

2.3.	Subject to the below, this trust deed will enter force automatically at the date of the arrangement’s execution, without a need for an additional action or signature of any kind. The bonds will be subject to the provisions of this trust deed alone.

2.4.	Further, as a condition for this trust deed entering force, by the date of the arrangement’s execution the Company will present the Trustee with a certificate signed by it, as well as publish an immediate report stating that all prerequisites listed in the arrangement plan have been executed, as well as any additional confirmation required by any applicable law and the provisions of the arrangement for its entry into force and complete implementation.

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2.5.	Furthermore, at the date this trust deed enters force, the Company shall assign, in the name of the registration company, a bond certificate for the entire sum of the bonds’ principal, as well as carrying out all the additional actions required for registrying the bonds to be traded at the stock exchange.

3.	Appointment of the Trustee; powers of the Trustee;

3.1.	Appointment of the Trustee;

The bondholders’ trust and the duties of the Trustee under this trust deed will enter force when the bonds are assigned by the Company;

3.2.	Powers of the Trustee

3.2.1.	The Trustee will represent the bondholders in any matter arising from the issuer’s obligations towards them, and he will be able to act, for that purpose, for realizing the bondholders’ rights under the law and/or the trust deed.

3.2.2.	The Trustee will use the powers, authorizations, and authority given to him under this trust deed, according to his own discretion, or according to the assembly’s decision, and all pursuant to the provisions of any applicable law.

3.2.3.	The Trustee will be authorized to depose all deed and documents testifying to, representing and/or establishing his rights in relation to the trust subject to this trust deed, including in relation to any asset that he may hold at any time, in a safe and/or in another location he may choose and/or with any bank and/or any auxiliary banking corporation and/or attorney and/or accountant.

3.2.4.	The Trustee is authorized to undertake any proceeding for the purpose of protecting the rights of bondholders, as listed in this trust deed.

3.2.5.	The Trustee may appoint representatives, as described in this trust deed.

3.2.6.	The Trustee’s signature on this trust deed does not constitute an expression of his opinion regarding the quality of the securities offered or the profitability of the investment in them.

4.	Principal terms of the bonds

The detailed terms of the bonds are as listed in the first addendum to this trust deed. Below are the principal terms of the bonds:

4.1.	The bond principal shall constitute a total of 218,000,000 (two hundred and eighteen million) NIS of nominal value (hereinafter: “the bond principal”).

4.2.	The bonds (both principal and interest) shall be linked to the consumer price index, this as detailed in the terms of the other side of the sheet.

4.3.	The bond principal will carry an annual interest at a rate of 6%, which will be accumulated in the principal in every year, and paid at the final date of payment as described below (hereinafter: “PIK interest”). The bond principal and interest will be linked to the consumer price index. To remove all doubt, the aforementioned annual interest will apply also to the sum of interest accumulated every year in the bond principal (hereinafter: “derivative principal”).

4.4.	The bond principal will be paid out in a single payment, at the end of six (6) years from the start date, on 30/11/2019 (hereinafter: “the final payment date”).

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5.	Expansion of the series

5.1.	Subject to an advance approval by the bondholder assembly (by special decision), the Company may issue (by private or public offering), at any time and under its sole discretion, including to a connected holder as defined in Section 7.2 below, subject to the provisions of any applicable law, additional bonds from the bond series, under terms similar to those of the bonds issued in this series, at any price and in any manner it finds appropriate. This deed will also apply to any additional bonds issued by the Company as above, and the additional bonds will be treated, from the date of their issue, as other bonds issued in this series, mutatis mutandi.

5.2.	The Trustee will act as a trustee also for the bonds issued as described above, as may from time to time be in circulation, and his consent will not be required to serve as a Trustee for the expanded series as described above. To remove all doubt, the holders of the additional bonds as described in this section above will not be entitled to interest for interest periods for which the applicable dates for payment apply prior to the issue of the bonds.

The bonds must be issued at a nominal value, by withholding or premium.

Should the rate of withholding set for the bonds due to the expansion of the series be different from the rate of withholding for the bonds in circulation at the time, the Company will contact the Tax Authority prior to expanding the series in order to receive confirmation that, for the purpose of original tax withholding from the withholding fees for the aforementioned bonds, a uniform rate of withholding will be set to the aforementioned bonds, using a formula weighing this series withholding rate. In case that the aforementioned confirmation has been received, the company will calculated the weighted withholding rate for all bonds in the series prior to the date of its expansion, and publish this unified rate by immediate publication prior to the aforementioned series expansion, and taxes will be withheld at the payment date of the bonds from the series based on the aforementioned weighted withholding rate pursuant to the provisions of the law. Should the aforementioned confirmation not be received, the Company must publish this fact by immediate publication prior to the aforementioned series expansion, as well as the fact that the uniform withholding rate will be according to the highest withholding rate created for the series. Members of the stock exchange will withhold taxes at the payment of bonds from the series, according to the withholding rate reported as described above. As such, there may be situations where the Company will offset taxes for offsetting fees at a rate higher than that established for those holding bonds from the series prior to its expansion. In such a case, those who have held bonds prior to the expansion of the series and up to the payment of the bonds will be entitled to submit a tax report to the Tax Authority and receive a return for the taxes withheld, to what extent they may be entitled to a tax refund under the law.

6.	Issuing additional securities

6.1.	From time to time (by private or public offering), at any time and under its sole discretion, without a requirement for the consent of the bondholders or the Trustee, or a notification of any of them thereof, including to a connected holder as defined in Section 7.2 below, bonds of a different type or series, or other securities of any type or sort whatsoever (including those with a payment date preceding the final payment date of the bonds), with or without rights accompanying the purchase of the Company’s shares, at interest, linkage, collaterals, repayment and other conditions at the Company’s sole discretion, whether superior to, equivalent, or inferior to the bond conditions (all this subject to the provisions of this deed, including the provisions of Section 9.3 below).

6.2.	Should the Company realize its right to issue additional bonds according to Section 6.1 above, then, in cases where the Company has provided any collateral for these additional bonds, the net proceeds, as defined below, received for the issue of these additional bonds, will be used first to early repayment (in full or in part) for the Series H bonds of the company, and after these have been entirely repaid for, for early payment (in full or in part, as the size of the net proceeds may allow) of the bonds (“receipts requiring early repayment”), which will be carried out within 5 trading days from the date the net proceeds have been received, or at the earliest date as permitted by the stock exchange rules. The Company will publish an immediate report regarding the issue of the additional bonds, or serve notice of this to the Trustee. The net proceed funds will be transferred, under the Company’s instruction, from the offering coordinator’s account directly to the account in the Trustee’s name held in trust for the bondholders (with all rights the Company may have in the account, whatever they may be, encumbered in favor of the Trustee).

“The net proceeds” – the net proceeds for the offering, withholding expenses and payments tied directly to issuing the additional bonds.

6.3.	The repayment will be subject to the provisions of Section 37 below.

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6.4.	In any case in which the Company may wish to make use of the net proceeds, as defined above, for purposes other than an early repayment as defined above, it will be able to do so subject to receiving the advance approval of the bondholder assembly, made by means of a special decision.

7.	Purchase of bonds by the Company and/or a connected party

7.1.	The Company retains the right to purchase, at any time, or from time to time, bonds from the bond series at any price it sees fit, this without detracting from its obligation to repay the bonds held by others. Bonds purchased by the Company will be canceled upon purchase and deleted from trade on the stock exchange, and the Company will not be entitled to re-issue them. In case of the purchase of the bonds by the Company as described above, the Company will notify the Trustee of this soon after the purchase, as well as issuing an immediate report of this. In case that the bonds are purchased by the company, as described above, during trade on the stock exchange, the Company shall contact the stock exchange clearing house with an application for bond withdraw for the bonds purchased.

7.2.	Any subsidiary company of the Company, a corporation under its control and/or the owner of control I the Company (directly or indirectly) and/or his representative and/or a corporation controlled by the owner of the control in the company (directly and/or indirectly) and or their relations (except the Company, for which the contents of Section 7.1 above will apply) (hereinafter: “connected holder”), will be entitled to purchase, at any time and from time to time, including by offering by the Company, and/or sell at any time and from time to time, bonds from the bond series. Bonds held by a connected holder as described above will be considered their asset, and will not be deleted from trade in the stock exchange, other than subject to the stock exchange rules, and will be transferable like the rest of the company’s bonds (subject to the provisions of the bond and the trust deed). Should the Company become aware of the act of the aforementioned purchase, it will inform the Trustee thereof. Furthermore, for the purpose of conducting the bondholder assembly, including the issue of the legal quorum and the voter quorum for general bondholder assemblies, the contents of the second addendum to this deed will apply.

7.3.	None of the contents of this Section 7, in and of itself, will obligate the Company and its bondholders to purchase bonds or sell the bonds in their possession.

8.	The Company’s obligations

8.1.	The Company is obligated to pay the entirety of the principal, the interest and the linkage differentials payable according to the bond conditions, and comply with the rest of the conditions and obligations imposed on it by the conditions of the bonds and this deed. In any case in which the date of the payment for the principal and/or interest will fall on a day that is not a business day, the date of the payment will be delayed to the first business day afterwards, with no additional payment required.

8.2.	The company declares that, as of the date of the signing of this deed, and except for the contents of Section 38 below, and for any applicable law and the dividend distribution policy (if and to what extent one has been established), the no restrictions have been established for the Company in regards to distribution of dividends and/or any other distribution and/or buybacks of the Company’s shares.

9.	Collaterals, guarantees and obligations of owned companies

9.1.	The bonds will be guaranteed with collaterals and encumbrances as described in Section 9.3 below.

9.2.	To remove all doubt, it is hereby clarified that the Trustee is under no obligation to evaluate, and, in fact, did not, and will not, evaluate the need to provide collaterals to ensure the payments to bondholders. The Trustee has not been asked to conduct, and in fact did not and will not conduct an economic, accounting, or legal due diligence evaluation of the state of the Company’s business. By entering this trust deed and consenting to act as the Trustee for the bondholders, the Trustee is not passing an opinion, whether implicitly or implicitly, regarding the Company’s ability to meet its obligations towards the bondholder. None of the above shall be construed to destruct from the Trustee’s duty under any applicable law and/or the trust deed, including his duty (to what extent such a duty applies under any applicable law) to evaluate the influences of changes in the Company from the date of the bond issue and onwards to harm its ability to meet its obligations to the bondholders.

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9.3.	To ensure the full and accurate repayment of all principal and interest payments connected to the bonds, as well as additional sums in connection with the contents of the trust deed and the bonds that the Company must make to the holders of (Series I) bonds according to the conditions therein, and the accurate and complete execution of the rest of the conditions of (Series I) and the trust deed, the Company hereby obligates itself that, at the date of the arrangement’s execution, it will create and cause to be formed in favor of the Trustee on behalf of the bondholders, the following encumbrances:

9.3.1.	An ongoing, second-degree, unlimited-sum encumbrance of all rights and assets (of any type and kind) owned by the Company in the present or future from time to time, and at any date whatsoever (including rights and assets to which the Company may be entitled) (hereinafter: “the ongoing encumbrance”);

This encumbrance will include a prohibition on the creation and registration of additional encumbrances of any type whatsoever and any degree whatsoever on the rights and assets (of any type and kind) owned by the Company in the present or future from time to time, and at any date whatsoever (including rights and assets to which the Company may be entitled), including the Company’s non-repayable share capital, except the creation of encumbrances as listed explicitly below in this deed.

9.3.2.	A permanent, second-degree encumbrance on all Elbit Ultrasound shares owned by the Company, 84,215 common shares of a nominal value of 45.38 euro each, and those it may own from time to time (hereinafter: “the encumbered Elbit Ultrasound shares”), and all of the Company’s rights, present and future, to Elbit Ultrasound, and all associated rights as defined below. The term “associated rights” in this section means: all rights arising in the present and/or future from the encumbered Elbit Ultrasound shares, and/or the other shares as defined below, including, but without detracting from the general sense of the above: (a) all dividends that may be distributed in cash or other forms, including the right to receive them; (b) all securities (including shares, options, benefit shares, participation in issue of rights and/or preference or other rights, including a right to receive other securities of any kind, and the proceeds for them, including for their realization and/or sale) that may be owed or issued from time to time due to the encumbered Elbit Ultrasound shares and/or in exchange of these shares (all of these jointly hereinafter referred to as: “the other shares”), all or part thereof; (c) all rights, money, and/or assets that will be owed or issued due to the encumbered Elbit Ultrasound shares and/or the other shares; (d) all rights to Elbit Ultrasound and/or in relation thereto and/or towards other shareholders therein that the law and/or Elbit Ultrasound bylaws and/or any other agreement, if such exist, assign or may, from time to time, assign to the company for and/or due to the encumbered Elbit Ultrasound shares and/or the other shares.

9.3.3.	A permanent, second-degree encumbrance on all the Company’s rights to receive funds from Elbit Ultrasound, including the rights to receive repayment of owner loans that the Company may have or will have from time to time.

9.3.4.	A permanent, second-degree encumbrance on all Elscint shares owned by the Company, 39,045,00 common shares of a nominal value of 45.38 euro each, and those it may own from time to time (hereinafter: “the encumbered Elscint shares”), and all of the Company’s rights, present and future, to Elscint, and all associated rights as defined below. The term “associated rights” in this section means: all rights arising in the present and/or future from the encumbered Elscint shares, and/or the other shares as defined below, including, but without detracting from the general sense of the above: (a) all dividends that may be distributed in cash or other forms, including the right to receive them; (b) all securities (including shares, options, benefit shares, participation in issue of rights and/or preference or other rights, including a right to receive other securities of any kind, and the proceeds for them, including for their realization and/or sale) that may be owed or issued from time to time due to the encumbered Elscint shares and/or in exchange of these shares (all of these jointly hereinafter referred to as: “the other shares”), all or part thereof; (c) all rights, money, and/or assets that will be owed or issued due to the encumbered Elscint shares and/or the other shares; (d) all rights to Elscint and/or in relation thereto and/or towards other shareholders therein that the law and/or Elscint bylaws and/or any other agreement, if such exist, assign or may, from time to time, assign to the company for and/or due to the encumbered Elscint shares and/or the other shares.

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9.3.5.	A permanent, second-degree encumbrance on all the Company’s rights to receive funds from Elscint, including the rights to receive repayment of owner loans that the Company may have or will have from time to time.

The ongoing encumbrance and all permament encumbrances listed above will be hereinafter jointly referred to as: “the encumbrances”.

9.3.6.	The Company will present the Trustee will all the documents listed below in relation to creating and registering each of the encumbrances in Israel, at the dates listed below:

9.3.6.1.	An encumbrance and bond agreement, in a wording acceptable to the Trustee, signed in the original by the parties – at the date of the arrangement’s execution;

9.3.6.2.	The encumbrance registration documents (Form 10; the bond, the first page of the trust deed) carrying the Company Register’s “Submitted for evaluation” stamp – 7 business days from the date of the arrangement’s execution;

9.3.6.3.	Original encumbrance registration certificates – 2 business days from the date of their receipt by the company;

9.3.6.4.	A current Company Register printout, confirming the lawful registration of the encumbrance in the Company Register – 2 business days from the day of the receipt of the encumbrance certificates as described above.

9.3.6.5.	An opinion by the Company’s attorney confirming, among other matters, that the encumbrance has been lawfully registered, and that it is valid and enforceable against the Company, in a wording acceptable to the Trustee – at the date of the presentation of the encumbrance certificates as described above.

9.3.6.6.	A certificate from an officer in the Company regarding the absence of conflicting obligations by the Company in relation to the creation and registration of the encumbrance, in a wording acceptable to the Trustee – at the date of the arrangement’s execution;

9.3.6.7.	A decision of the Company’s Board of Directors regarding the creation of the encumbrance in favor of the Trustee, marked on its margins with the attorney’s certification that thet decision has been made lawfully and in accordance to the Company’s incorporation documents – at the date of the arrangement’s execution;

9.3.7.	The Company will also present the Trustee with all the documents describe below, in wording acceptable to the Trustee, in relation to the encumbrances outside Israel, at the dates listed below:

9.3.7.1.	An opinion of attorneys knowledgeable of relevant local laws regarding share encumbrance, signed in the original regarding the manner for creating the encumbrances as valid, enforceable and implementable encumbrances under the relevant laws; the opinions will list also the manner for the realization of the encumbrances, and this with special attention to the fact that Israel is not a party to the Hague Convention on the Recognition and Enforcement of Foreign Judgments – at the date of the arrangement’s execution; the Trustee will rely on the instructions of the attorneys familiar with foreign law as described above, without needing verify them;

9.3.7.2.	A certificate by of attorneys knowledgeable of relevant local laws, signed in the original, confirming that the encumbrances have been in fact created as valid, enforceable and implementable encumbrances (including that the board of directors decisions of the encumbering companies, as defined below, have been made lawfully and in accordance with those companies’ bylaws) – by fax, within 2 days of the date of the encumbrances’ registration, and in the original – within 7 days of the same; the Trustee will verify on the above certificates without needing to verify them;

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9.3.7.3.	Every document required for the creation of the encumbrances and registration thereof in any relevant register, in wording acceptable to the trustee – at a date set by the trustee.

9.3.7.4.	Documents proving the registration of the encumbrances in any relevant register – soon after the registration.

9.3.7.5.	The approval and decision of the board of directors of Elbit Ultrasound and Elscint (above and hereinafter: “decisions of the encumbering companies”) in relation to the creation and registration of the encumbrances in favor of the trustee (including regarding a lack of contradictory obligations known to those companies, all this in a wording acceptable to the Trustee).

9.3.8.	Elbit Ultrasound will issue towards the Trustee and in favor of the bondholders, a guarantee, unlimited in sum and term, of the full performance of the Company’s obligations to the Trustee and the bondholders. Furthermore, Ultrasound will obligate itself to the Trustee to avoid giving encumbrances or collaterals of any kind and type, to any third-party in relation to its holdings (present and future) in the shares of Plaza Centers that are not encumbered towards Bank Hapoalim (and any right arising from them, including the right to receive securities, dividends, or any additional rights and dividends arising from holding shares in Plaza Centers.

Prior to this trust deed entering force, Elbit Ultrasound will transfer to the Trustee a separate and independent obligation, in the wording acceptable to the Trustee, including any obligations referring to it according to this deed, as well as a writ of guarantee in a wording acceptable to the Trustee and signed by it.

9.3.9.	Elscint will issue towards the Trustee and in favor of the bondholders, a guarantee, unlimited in sum and term, of the full performance of the Company’s obligations to the Trustee and the bondholders. Furthermore, Ultrasound will obligate itself to the Trustee to avoid giving encumbrances or collaterals of any kind and type, to any third-party in relation to Elscint’s assets, present and future.

Prior to this trust deed entering force, Elscint will transfer to the Trustee a separate and independent obligation, in the wording acceptable to the Trustee, including any obligations referring to it according to this deed, as well as a writ of guarantee in a wording acceptable to the Trustee and signed by it.

9.3.10.	The assets to which the encumbrances apply will be hereinafter jointly referred to as “the encumbered assets”. The Company hereby declares that, at the date of signing this deed, its rights to the encumbered assets are not subject to any encumbrance, mortgage, or foreclosure in others’ favor, excluding first-degree encumbrances on the encumbered assets given to the holders of (Series H) bonds of the Company, as listed in the arrangement (hereinafter: “Series H bonds”).

9.3.11.	It is hereby agreed that the encumbrances will in no way impact the Series H encumbrances and will be inferior to them in any way and form. Any proceeds received as part of the realization of the encumbered assets will be first paid to the holders of Series H bonds until the full repayment of all of the Company’s obligations for the Series H bonds (including those towards the trustee for Series H bonds), and only after thet full repayment of the Company’s aforementioned obligations will the Trustee for Series I bonds and the bondholders be entitled to receive any remaining balance, should any remain. With the entry of this deed into force, the Trustee will sign a writ of inferiority, with the wording appearing at the margins of this deed, towards the trustee for the Series H bonds.

9.3.12.	Subject to the content of Section 9.1.13 below, with the full repayment of the Series H bonds, all the aforementioned encumbrances in favor of the Trustee of the Series I bonds will become first-degree bonds. The Company is obligated to take any action as required to convert the encumbrances into first-degree encumbrances as described, including presenting any required documents, including those listed above, as required.

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9.3.13.	Without detracting from the above and from the contents of the writ of inferiority, the Company will notify the Trustee as soon as it becomes aware of the commencement of proceedings in relation to the realization of Series H encumbrances, should any occur.

9.3.14.	As long as any of the encumbrances has not been realized, and subject to the content of Section 9.1.13 below, the encumbrances and the obligations of Elbit Ultrascount and Elscint as listed in Sections 9.3.8 and 9.3.9 above will not limit the sale and/or realization of assets (including the encumbered assets) by the Company and/or Elbit Ultrasound and/or Elscint and the use of the proceeds for the Company’s needs and/or those of Elbit Ultrasound and/or Elscint, as relevant, nor the Company’s receipt of dividends or loan repayments from Elbit Ultrasound and/or Elscint, and use of the funds for its needs, nor limit the Company selling its holdings in Elbit Ultrasound and/or Elscint and receiving the proceeds from such a sale, and making use of the proceeds for its needs.

9.3.15.	Should there be grounds for the realization of any of the encumbrances, or should a substantial event as defined below occur, then, starting from that date, the following provisions shall apply (hereinafter: “the restricting provisions”); (1) After the Company’s Series H bonds are fully repaid, any receipt that the Company is entitled to receive from Elbit Ultrasound or Elscint will be transferred to the trust account, and used for early repayment of the debt to the bondholders; (2) The Company shall not be entitled to sell its assets (including, but not limited to, shares in Elbit Ultrasound or Elscint) valued over 50 million NIS. Despite the above, should the ground for realizing one of the encumbrances and/or the substantial event cease to apply (in a manner in which none of the events defined below as a substantial events continue to apply) and within six sequential months no substantial event, nor any grounds for realization of any of the encumbrances apply, then the restricting provisions shall cease to apply at the end of the aforementioned six months. Moreover, should a substantial event apply only as defined in the third alternative in the definition of this term below (a breach against a bank or a financing entity as described below) and should this substantial event cease to apply, and no grounds exist for realization of the encumbrances, then, even before sixth sequential months pass after the cessation of the substantial event, the Company will be entitled to sell an asset for a sum greater than 50 million NIS, as long as the proceeds are transferred to a trust account in the Trustee’s name, and used for early repayment to the bondholders, and this after the Company’s Series H bonds have been repaid in full.

A “substantial event” means one or more of the following three events: (1) The Company has made a substantial breach (including non-payment) of its obligations against the Trustee for the Series H bonds or the bondholders thereof; (2) The Company’s financial reports (published for a period after the execution of the arrangement) carry a going concern notice; (3) The Company is in breach of a payment obligation or financial covenant towards a bank or any other entity that has provided it with credit or a loan.

9.3.16.	Despite all content of Section 9.3 above as none of the encumbrances have been realized, the current encumbrance, the permanent encumbrances listed above, and Elscint’s and Elbit Ultrasound’s obligations, will not prevent the issue of additional encumbrances, including those of an equal or superior degree to the encumbrances as defined above in favor of Bank Hapoalim for the guaranteed debt, nor the issue of new encumbrances (including those of equal or superior degree, as mentioned above, to the encumbrances as defined above) for the purpose of securing alternative financing for the guaranteed debt (as long as the sum of financing replacing the guaranteed debt does not exceed the sum of the guaranteed debt at the date of replacement). For the above purpose, the trustees will be required to sign, and will sign an appropriate document (including amending or replacing the encumbrance documents in their favor) in order to allow the registration of the aforementioned encumbrance in favor of Bank Hapoalim (or an alternative financing institution, as described above).

9.3.17.	To remove all doubt, the issue and registration of the encumbrances, and Elscint’s and Elbit Ultrasound’s obligations, will not impact encumbrances created and registered prior to the date of the publication of the arrangement plan, and listed in Appendix A to this trust deed, and will continue to remain in force, despite the arrangement;

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9.3.18.	Despite all the content of Section 9.3 above, as long as the current encumbrance and any of the permanent encumbrances has not been realized, it is agreed upon that the Company, Elbit Ultrasound, and Elscint will be entitled to make any of the following actions and transactions, without requiring the approval of the bondholder assembly and/or the Trustee, and without being restricted from doing so by Elscint’s and Elbit Ultrasound’s obligations as described above:

9.3.18.1.	Issuing an encumbrance for a specific asset, to be registered in favor whosoever finances the purchase, development, initiation and/or improvement of that selfsame asset, and created for the purpose of guaranteeing the financing needed for the purchase, development, initiation and/or improvement of that selfsame asset, (specific encumbrance), including bank financing for real estate projects;

9.3.18.2.	The depositing and encumbrance of cash or cash-equivalents against bank guarantees (bid bonds, performance bonds and/or warranty bonds) and/or letters of credit (letter of credit and/or standby letter of credit) as part of the Company’s regular business, for a sum not to exceed the sum of guarantee, or the credit letter issued against the aforementioned deposit and encumbrance.

9.3.18.3.	The purchase of assets and rights starting with the date of the arrangement’s execution when the assets are subject to an existing encumbrance and/or serve as a collateral, as long as they are subject to an encumbrance and/or serve as a collateral;

9.3.19.	The issuing and registration of the encumbrance, as well as the receipt of the obligations and guarantees from Elbit Ultrasound and Elscint, as described in this deed, will be made to the satisfaction of the Trustee, and through the use of documents to the satisfaction of the Trustee, including the encumbrance documents, opinions that the Trustee will require regarding the matter of the encumbrance and its term, a declaration by an officer of the party issuing the encumbrance (in regards to facts only), obligation and guarantee papers from Elbit Ultrasound and Elscint, and any other reasonable document that the Trustee requires, and all as long that the aforementioned documents (including the opinion and the required declaration) are relevant, worded in an accepted and reasonable manner, and as long as they can be produced, in a wording that they produced in. For this purpose the Trustee will receive consultation and representation (including representation separate from the Company, should the Trustee so require), including legal representation of his choice in Israel and beyond its borders, with attention to the laws applying to the issue and registration of the encumbrances and the receipt of the obligations and guarantees. It is clarified that the encumbrances will be registered according to the relevant laws pertaining to the entity issuing the encumbrance and the asset covered by it, and that the Company will be responsible for, and bear, all the expenses related to the registration of the encumbrances, and the receipt of the obligations and guarantees. This includes a clarification that the Company will bear the Trustee’s fees and expenses in relation to the issue and registration of the encumbrances described in this deed, and the receipt of the guarantees and obligations from Elbit Ultrasound and Elscint as described above, including the pay of the legal counsel as described above, receipt of the opinions, etc.

9.3.20.	It is hereby agreed that, in any event of a contradiction between the decision of the assembly of the Company’s non-guaranteed financial creditors dated 09/02/2014, attached herein as Appendix 9.3.20 and the provisions of Section 9 above, the provisions of the aforementioned assembly of non-guaranteed financial creditors will take precedence.

10.	Obligations of the Company and companies held by it towards the Trustee

10.1.	Soon after the performance of any of the actions listed in Sections 9.3.12 through 9.3.16 above by the Company or Elbit Ultrasound or Elscint (and in any event no later than 7 days from the date of the action) the Company will present the Trustee with a certificate from the chairman of the Company’s board of directors or CFO, confirming that the action meets the conditions described above, including disclosure of the full details, relevant references, and calculations in active Excel as relevant.

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10.2.	The Company will provide the Trustee, once per quarter – on the last day of every calendar quarter – a certificate from the chairman of the board of directors, the CEO or CFO confirming that the Company, and each of the companies Elbit Ultrasound and Elscint, have not created nor obligated to create any encumbrance that would violate their obligations under the provisions of this deed. A similar certificate will be presented by Elbit Ultrasound and Elscint themselves (each on its own behalf). The certificate will have attached to it from the Israeli Company Register, as well as any document or certificate as accepted (if accepted) under the law in Luxembourg and the Netherlands, from which one can learn of encumbrances created and/or registryed during the period since the last certificate issued. The above certificate will be given by the Company also as part of clarifications for the Company’s annual financial reports.

10.3.	The Company, Elbit Ultrasound, and Elcint, on December 31 of every year will provide the Trustee with a certificate by an attorney/attorneys specializing in the relevant laws applicable to these companies, according to which all encumbrances created pursuant to this deed are valid and enforceable against all, as well as listing encumbrances created in the past year by any of these companies, if any have been created.

10.4.	The Company is hereby obligated to abstain from resisting, as part of any proceeding under foreign law that the Trustee may have to resort to in order to realize any of the encumbrances under the trust deed, after and to what extent an proceeding for enforcement and/or realization of any of the encumbrances will be conducted in Israel, to what extent a ruling of an Israeli court is received for enforcement and/or realization of any of the encumbrances outside Israel. Without detracting from the above, rules for the choice of jurisdiction will be established as part of the encumbrance documents, stating that the right for realization of any of the encumbrances will be established by proceedings in Israel as described above, and enforced and realized abroad as well.

10.5.	Subject to the content of Section 9.3.16 above, a collateral given to guarantee the bonds, if given, will not be subject to replacement or change, including a change in the conditions of the aforementioned collateral, other than pursuant to the provisions of Section 35g of the Law.

10.6.	Any collateral issued will serve, independently, to guarantee all of the Company’s obligations towards the bondholders, and will not be dependent on any other guarantee, including for the purpose of its enforcement.

10.7.	The Trustee will evaluate, from time to time and at least once per year, the validity of the collaterals, to what extent they are given. Should the Trustee believe that this is required for the purposes of the aforementioned evaluation, he may evaluate the assets encumbered in favor of the bondholder.

10.8.	The Company is obligated, alongside with Elbit Ultrasound and Elscint, to take any action as required for the abovementioned evaluation, including notifying the Trustee of any substantial changes regarding the collaterals immediately as they occur (Elbit Ultrasound and Elscint will make the same obligations towards the Trustee in the writ of obligation they will sign for him as described above.

11.	Degree of preference

The bonds will have an equal degree of preference to each other, without any preference or superiority of one to another.

12.	Right to demand immediate repayment and/or realization of the guarantees

12.1.	Should one or more of the events listed in this section below occur, the provisions of Section 2.2 will apply, as applicable:

12.1.1.	Should the Company fail to repay any sum owed by it in relation to the bonds on time, or should it fail to carry out another substantial obligation given in favor of the bond holders.

12.1.2.	Should the Company breach one of its obligations in Section 9.3 of this trust deed and not amend the breach within 14 days of the date it had been required to do so, or should the collaterals, obligations and guarantees not be provided by Elbit Ultrasound and Elscint as required subject to Section 9.3.

12.1.3.	Should the Company breach its obligations pursuant to the provisions of Section 5 of this trust deed, and/or the provisions of Section 6 of this trust deed, respectively.

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12.1.4.	Should a permanent liquidation order be issued for the Company by the court.

12.1.5.	Should a temporary liquidation order be issued for the Company by the court, or a valid decision to liquidate te Company be made, and the aforementioned order or decision not be canceled within 45 days of the issue of the order or the opinion.

12.1.6.	Should a permanent receiver be appointed for the Company, and the appointment not be canceled within 45 days.

12.1.7.	Should the Company fail to make a principal or interest payment on time to a bank or other financing entity that has provided the Company with credit or a loan, for which the non-settled balance at the date of repayment exceeds 50 million NIS, or for which the bank or other financing entity will have grounds to serve the debt for immediate repayment.

12.1.8.	Should the Company stop, or give notice of intent to stop, paying its debt or engaging in its business, as it may be from time to time.

12.1.9.	Should an order for suspension of proceedings be granted to the Company, or should the Company have submitted an application for an arrangement with its creditors pursuant to Section 35 of the Company Law, 5759 – 1999 (hereinafter: “the Company Law”) (except for the purpose of a merger with another company, and subject to the contents of Section 12.1.10 below and/or a change in the Company’s structure and/or another arrangement that does not stem from the Company encountering financial difficulties).

12.1.10.	Should the Company be abolished or deleted for any reason whatsoever, except as part of a merger with another company, as long as the receiving company takes up the entirety of the Company’s obligation towards the bondholders, and as long as the receiving company’s board of directors has declared, as part of the merger, that there is no reasonable concern that, as a result of the merger, the receiving company will be unable to carry out its obligations towards the bondholders on time and in full.

12.1.11.	In case of a fundamental breach of the terms of the bonds and the trust deed, including if it had been discovered that the Company’s claims in the trust deed are inaccurate, and the Trustee has given the Company a notice to amend the breach, and the Company has not done so within 30 days of the date the notice has been given.

12.1.12.	Should a substantial worsening occur in the Company’s business as compared to its condition at the date of the arrangement’s execution, and there exists a genuine concern that the Company will fail to repay the bonds on time.

12.1.13.	The bonds have been deleted from trade at the stock exchange.

12.1.14.	The Company has not published a financial report as it is obligated to do under the law, within 30 days of the last date on which it is obligated to publish such a report.

12.2.

12.2.1.	Should any of the events listed in Sections 12.1.1 through 12.1.10 and 12.1.13 through 12.1.14 occur, the Trustee will be obligated to gather a bondholder assembly at a date twenty-one (21) days after the date of its summoning (or an earliter date, pursuant to the provisions of Section 12.2.7 below), with the decision regarding presentation the entire unsettled balance of the bonds for immediate repayment and/or the realization of the collaterals due to the occurrence of any of the events listed in Sections 12.1.1 through 12.1.10 and 12.1.13 through 12.1.14 of this deed placed on the assembly’s agenda.

12.2.2.	Should any of the events listed in Sections 12.1.11 and/or 12.1.12 and/or 12.1.15 occur, the Trustee will be entitled, and should he receive the demand of one or more bondholders possessing at least five percent (5%) of the balance of nominal value of the bonds, he will be obligated, to gather a bondholder assembly at a date twenty-one (21) days after the date of its summoning (or an earliter date, pursuant to the provisions of Section 12.2.7 below), with the decision regarding presentation the entire unsettled balance of the bonds for immediate repayment and/or the realization of the collaterals due to the occurrence of any of the events listed in Sections 12.1.11 and/or 12.1.12 and/or 12.1.15 of this deed placed on the assembly’s agenda.

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12.2.3.	A bondholder decision to present bonds for immediate repayment and/or realize collaterals as described above, will be made at a bondholder assembly at which the holders of at least fifty percent of the balance of the nominal value of the bonds were present, by a majority of the holders of the balance of nominal value of the bonds represented in the vote, or by the aforementioned majority at a postponed assembly where holders of at least twenty percent (50%) of the balance of the nominal value of the bonds were present.

12.2.4.	Should any of the events listed in Section 12.1 have not been canceled or removed by the date of the assembly, and should the bondholder assembly reached the aforementioned decision, the Trustee will be obligated to present the entirety of the unpaid balance of bonds and/or realize the collaterals, as applicable, within a reasonable period of time.

12.2.5.	The trustee or the bondholders will not present the bonds for immediate repayment, nor realize collaterals, as described in Section 12 above, except after serving the Company notice of their intent to do so; however, the Trustee or the bondholders are not obligated to give the Company a notice of their intend to do so, if there is a reasonable concern that giving such a notice would harm the possibility of presenting the bonds for immediate payment or realizing the collaterals. A copy of the aforementioned assembly gathering notice that will sent by the Trustee to the Company immediately after the publication of the notice or the publication of the assembly gathering summons in the MAGNA system will constitute an advance written notice to the Company of the Trustee’s intent to act as described above.

12.2.6.	Should any of the subsections to Section 12.1 above establish a period in which the Company is entitle to take an action or make a decision that would remove the grounds for the decision to present the bonds for immediate repayment and/or realize the collaterals, the Trustee or the bondholders are entitled to present the bonds for immediate repayment as stated in Section 12 herein, only after the established term has elapsed, and the grounds have not been removed; however, the Trustee may shorten the term established in the trust deed, if he believes that it may significantly impact the bondholders’ rights.

12.2.7.	The Trustee may, at his discretion, shorten the 21-day term listed in Section 12 of this deed, in a case where it is the Trustee’s view that any delay of the assembly’s meeting puts the bondholders’ rights at risk.

12.3.	It is hereby clarified that the Trustee’s obligations under Section 12 herein are subject to his de-facto knowledge of the existence of the facts, cases, circumstances and events detailed herein from public publications of the Company, or a written notice by the Company sent to him under Section 22 of this deed. None of this shall be construed to detract from the Trustee’s rights and duties under any applicable law.

12.4.	Without detracting from the contents of this deed, and for order’s sake, it is clarified that as long as grounds exist to present the bonds for immediate payment and/or realize the collaterals as described in Section 12 herein, any collateral will be subject to enforcement and realization, whether or not the bonds have been already presented for immediate repayment, and this subject to giving notice to the Company, except in circumstances where a notice cannot be given to the Company as described above.

13.	Suits and proceedings by the trustee

13.1.	In addition to any provision in this deed, and as an independent right and authority, the Trustee will undertake, without additional notification, any proceedings, including court proceedings, he sees fit, subject to the provisions of any applicable law, to protect the bondholders’ rights.

13.2.	None of the above shall impact and/or detract from the Trustee’s right to commence court and/or other proceedings, even if the bonds have not been presented for immediate repayment, in order to protect bondholders’ rights and/or for the purpose of issuing any order regarding the matters of the trust and subject to the provisions of any applicable law. Despite the contents of Section 13 herein, it is clarified that the right of presenting bonds for immediate repayment will arise only subject to the provisions of Section 12 above, and not Section 13 herein.

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13.3.	The Trustee may, at his own discretion, and without a need to notify the Company, contact the appropriate court with an application to receive instructions in any matter pertaining to the trust and/or arising from this deed.

13.4.	The Trustee will be obligated to act as described in Subsection 13.1 above, if he is required to do so by a regular decision of a general bondholders’ assembly.

13.5.	The Trustee may gather a bondholders’ assembly prior to undertaking the proceedings described above, so that the bondholders may decide, by ordinary decision, which proceedings to undertake to realize their rights pursuant to this deed. Furthermore, the Trustee may, again, gather bondholders’ assemblies for the purpose of receiving instructions in all that may pertain to conducting the aforementioned proceedings. The Trustee will take action in such cases without delay and at the first possible reasonable date (subject to the provisions of the second addendum to this deed regarding gathering a bondholders’ assembly). To remove all doubt, it is clarified that the Trustee may not delay proceedings of presentation for immediate repayment and/or realization of collaterals on which the bondholders’ assembly has decided pursuant to Section 12 above, if the delay may harm the bondholders’ rights.

13.6.	Subject to the conditions of this trust deed, the Trustee may, but is not obligated to, gather a general bondholders’ assembly at any time in order to discuss and/or receive its instructions in all that pertains to this deed. To remove all doubt, it is clarified that the Trustee may not delay the assembly’s meeting in a case where the delay may harm the bondholders’ rights.

13.7.	As long as the Trustee is obligated under the terms of this deed to undertake any action, including commencing proceedings or filing suits at the demand of the bondholders as described in this Section, the Trustee will be entitled to avoid taking any such action until he receives instructions from the bondholders’ assembly and/or the court that the Trustee has contacted for instruction, at his discretion, in a case where he considered such instructions to be necessary. ). To remove all doubt, it is clarified that the Trustee may not delay proceedings of presentation for immediate repayment on which the bondholders’ assembly has decided pursuant to Section 12 above, if the delay may harm the bondholders’ rights.

13.8.	In cases as described in Sections 13.5 and 1.37 above, the Trustee will act to gather the assembly without delay (subject to the provisions of the second addendum to this deed regarding gathering bondholder assemblies) and not avoid action (including actions necessary for the protection of the bondholders’ rights) if the inaction may substantially endanger the bondholders’ rights.

13.9.	Despite the above, the Trustee may submit an application for liquidation of the Company only after a special decision has been reached for this purpose at a bondholder assembly.

14.	Creditor order of precedence; distribution of the proceeds

All proceeds received by the trustee, excluding his work fees and the repayment of any debt to him, in any manner whatsoever, including, but not limited to, the presentation of the bonds for immediate repayment and/or as a result of proceedings he will commence, if any, against the Company, will be held in trust be him, and be used by him for the following purposes and in the following order of precedence:

First – For payment of any debt for the Trustee’s fees and expenses;

Second – For payment of any other sum under the ‘obligation to compensate’ (according to the definition of this term in Section 28 below);

Third – For payment to bondholders who have borne the payments according to Section 28.7 below;

Fourth – For payment, to bondholders, of the interest rate on delays (as established) they are owed according to the bond terms, equally and relative to the sum of the interest and/or principal delayed that each of them is owed, without preference or precedence for any of them;

Fifth – For payment, to bondholders, of the delayed interest they are owed according to the bond terms, equally and relative to the sum that each of them is owed, without preference or precedence for any of them;

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Sixth – For payment, to bondholders, of the delayed principal they are owed according to the bond terms, equally and relative to the sum that each of them is owed, without preference or precedence for any of them;

Seventh – For payment, to bondholders, of the sums of interest they are owed according to the bond terms, equally and relative to the sum that each of them is owed, without preference or precedence for any of them;

Eighth – For payment, to bondholders, of the principal they are owed according to the bonds they hold and for which the payment date had not yet arrived, equally and relative to the sum that each of them is owed, without preference regarding the temporal precedence of the issue of the bonds by the Company, or on any other grounds;

Ninth – The remainder, should there be any, will be paid by the Trustee to the Company or its successors, as applicable.

Taxes will be withheld from the payments to the bondholder, to what extent they must be withheld according to any applicable aw.

15.	Authority to demand payment to bondholders via the Trustee

The bondholder assembly may establish, by regular decision, that the Company will transfer to the Trustee a sum (or part of a sum) intended by it for a specific payment for the principal and/or a specific payment of interest for the bonds for the purpose of funding required for matters established in the assembly’s aforementioned decision (hereinafter: “the funding sum”), as long as the aforementioned decision has been made before the date establishing the bondholders’ entitlement to receive the aforementioned principal or interest.

Should the aforementioned assembly decision have been made, the following provisions will apply, unless the Company transfers to the Trustee a sum equal to the funding sum before the aforementioned date, and this, other than as part of the specific payment as described above:

15.1.	The Company will transfer the funding sum to the Trustee at the date set in this deed for the payment of the principal or interest, as described above.

15.2.	The sum of the specific payment as described above (whether interest or principal) will be reduced, and the funding sum will be withheld from it, and in the case of interest payment, the rate of the specific payment will also be reduced accordingly.

15.3.	The funding sum (with the addition of interest as applicable to the bond according to this trust deed, from the applicable date for the specific payment as described above, and up to its de-facto payment) will be paid at the next closest date established in this trust deed for payment for the principal and/or interest (or another date as established in the assembly decision as described above) and will be added to the next payment as an inseparable part thereof.

15.4.	The company will publish an immediate report before the applicable date of the changes in the terms of this trust deed in regards to payments for the principal and/or interest arising from the contents of this section.

15.5.	Despite the above, should it be ruled in a final judicial decision after the transfer of the funding sum as described above in this section, that the Company was not obligated to pay the required funding for the matters established in the aforementioned assembly decision, the Company will be entitled to relief in the form of non-application of the provisions of Section 14.3 above, or any other relief that the judicial decision may establish.

15.6.	None of the above shall be construed to release the Company from its obligation to bear the additional expenses and wage payment, whatever they may be, in any circumstance in which it is so obligated under this deed or under any applicable law.

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16.	Authority to delay the distribution of funds

16.1.	Despite the content of Section 14 above, should the sum received as a result of engaging in the abovementioned proceedings and available for distribution at any time, as described in that section, be less than 1 million NIS, the Trustee will not be obligated to distribute, and may invest the aforementioned sum, in whole or in part, in permissible investments pursuant to this deed, and replace these investments from time to time with other permissible investments at his discretion.

16.2.	If and when the abovementioned investments, together with their profits and additional sums that are transferred to the Trustee for payment to the bondholders, if any, reach a sum sufficient to reach the abovementioned total, the Trustee shall be obligated to use the abovementioned sums according to the order of precedence in Section 14 above, and distribute the abovementioned sum at the nearest date of payment of the principal or interest. Despite the above, the Trustee’s pay and expenses will be paid from the abovementioned sums immediately upon the arrival of the date for that payment, even if the sums transferred to the Trustee are lower than 1 million NIS.

16.3.	Despite the above, the bondholders may, by regular bondholder assembly decision, obligate the Trustee to pay them the sums accumulated in his possession, even if they have not reached a total of 1 million NIS, and all subject to the order of precedence in Section 14 above.

17.	Notice of distribution and deposit with the Trustee

17.1.	The Trustee shall notify of the bondholders of the day and place where any of the payments mentioned in Sections 14 and 16 above shall be made, this by advance 14-day notice made in the manner established in Section 29 below.

17.2.	After the date set in the notice the bondholders will be entitled to interest for their bonds according to the rate established in the bonds, for the balance of the principal (if any) remaining after withholding the sum that they have been paid or offered for payment, as described above.

17.3.	The money distributed as described in Section 17.1 will be considered part of the repayment.

18.	Non-payment for a reason that does not depend on the Company

18.1.	Any sum that is owed to the bondholder and has not been actually paid at the date set for its payment, for a reason that does not depend on the company, even where the Company itself was ready to pay it (hereinafter: “the impediment”) will cease bearing interest and linkage differentials starting from the abovementioned date, and the aforementioned bondholder will be entitled only to those sums to which he was entitled at the date set for the repayment of that payment for the principal, interest, or linkage differentials.

18.2.	Should the aforementioned sum not be paid within 14 days of the date set for its payment, on the 15th day after the set date for repayment the Company shall transfer (and should this day not be a business day, it shall do so on the next business day afterwards) the sum to the Trustee, who will hold the sum in trust for the bondholder, and such possession will be considered as a payment of the same sum to the bondholder, subject to the below. Should the abovementioned sum be the last payment, holding the sum in trust will be considered as a repayment of the bond, subject to the below. The Trustee shall deposit any sum held by him in trust for the bondholder, and invest it in his name or under his instruction, at his discretion, in Israeli government bonds or current credit deposits in one of Israel’s five largest. After he received notice from the bondholder of the removal of the impediment, the Trustee will transfer to the bondholder all the money accumulated for the deposit and arising from the realization of its investment, withholding all expenses and trust account management fees, and any lawful tax. The payment will be made against the proof, acceptable to the Trustee, of the bondholder’s right to receive it.

18.3.	At the end of a year from the bond repayment deadline, the Trustee shall transfer the funds accumulated in his possession to the Company, including the fruits thereof, withholding his expenses, and the Company shall hold them in trust and invest them, as described above, on behalf of the bondholder for a period of a year from the date of the transfer, and will make no use of them for the entirety of the year. In all that pertains to fund transferred to the Company by the Trustee, as described above, the contents of this section shall apply to it, mutatis mutandi. After the transfer of the funds of the funds to the Company, the Trustee will not owe the bondholders any payment whatsoever for the funds held by him as described above. The Company will confirm in writing to the Trustee the transfer of the aforementioned funds and the receipt thereof on behalf of the aforementioned bondholders.

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18.4.	Should the aforementioned funds not be demanded from the Company by those entitled to them for a term of two years of the bonds’ final payment deadline, they will be transferred to the Company, and it will be entitled to make use of them for any purpose whatseoever.

19.	Receipts from the bondholders and the Trustee

19.1.	A signed receipt from the Trustee regarding the deposit of the sums of principal, interest, and linkage differentials with him on behalf of the bondholders will release the Company absolutely from all that pertains to the fact of the payment of the sums listed in the receipt.

19.2.	A signed signature by the bondholder or a reference from a member of the stock exchange of the fact of the transfer, or a reference for the transfer from the stock exchange clearing house for the sums of principal, interest, and linkage differentials paid to him by the Trustee for the debt shall release the Trustee and the Company absolutely from all that pertains to the fact of the payment of the sums listed in the receipt.

19.3.	Funds distributed as described in Section 17 above will be considered part of the bond repayment.

20.	Presentation of a bond to the Trustee and registration in relation to a partial payment

20.1.	The Trustee will be authorized to demand that the bondholders present him, at the time of payment of any interest, and linkage differentials, or a partial repayment of the sums of principal, interest, and linkage differentials subject to the provisions of Sections 14, 16, and 17 above, the certificates for the bonds for which the payments are being made, and the bondholder will be bound to present the aforementioned bond, as long as this shall not bind the bondholders to make any payment and/or exchange and/or impose on the bondholders any liability and/or obligation.

20.2.	The Trustee will be authorized to write on the bonds a note in regards to the sums paid as described above, and the date of the payment.

20.3.	In any special case according to his discretion, the Trustee will be authorized to forgo the presentation of the bond after being given, by the bondholder, a writ of compensation and/or sufficient guarantee to satisfy him in regards to damages that may occur due to a lack of record for the aforementioned note, all as he sees fit.

20.4.	Despite the above, the Trustee will be authorized to maintain records of the aforementioned partial payments in another manner, at his discretion.

21.	Investment of the funds

Any funds that the Trustee is authorized to invest according to this bond will be invested by him in a bank or banks with an AA– or higher ratings, in his name or at his instruction, in Israeli state securities or additional securities that the laws of the State of Israel permit to be used for investment of trust moneys, this as he sees fit, and all pursuant to the conditions of this trust deed, as long as any investment in securities will be in securities rated by a rating company at a level of at least AA– or equivalent.

22.	Additional obligations of the Company towards the Trustee

The Company is obligated to the Trustee to the following obligations, as long as the bonds (including the interest and linkage differentials for them are not fully paid out), to the following:

22.1.	To continuously manage its business in a regular and appropriate manner;

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22.2.	To manage regular accounting records according to accepted accounting principles, retain the accounting books and the documents used as references for them, and allow any authorized representative of the Trustee to peruse any of the aforementioned books and/or documents at any reasonable time arranged in advanced with the Company, as long as, in the Trustee’s reasonable opinion, the abovementioned perusal is required to the Trustee to implement and utilize the authority and powers given to him by the trust deed, as long as the Trustee is acting in good faith, and subject to the confidentiality obligation as described in Section 22.9 below. For this purpose, an authorized representative of the Trustee means whosoever the Trustee may appoint for the purpose of the aforementioned perusal, by written notice from the Trustee served to the Company before the aforementioned perusal, and including also an certificate from the Trustee confirming that the representative is obligated to the Company to maintain the confidentiality of the information he receives while acting on the Trustee’s behalf.

22.3.	To notify the Trustee in writing, as soon as possible and no later than within 4 business day, of the occurrence of any event of the events listed in Section 12.1 (with its subsections), as well as the occurrence of a “substantial event” (subject to the definition in Section 9.3.13 9.3.15 above).

22.4.	To provide the Trustee with a copy of any document or information that the Company has transferred to the bondholders, should such a document be transferred. The Company will give the Trustee, or an authorized representative thereof who shall be an attorney and/or accountant by profession (and notice of his appointment had been given by the Trustee to the Company upon his appointment) additional information regarding the Company (including clarifications, documents and calculations in regards to the Company, its business or assets, and will, further, instruct its accountant and legal consultants to do so, upon written demand by the Trustee, as long as, in the Trustee’s reasonable opinion, the abovementioned perusal is required to the Trustee to implement and utilize the authority and powers given to him by the trust deed, including information that may be vital and necessary for protection of the bondholders’ rights, as long as the Trustee is acting in good faith, and subject to the confidentiality obligation in Section 22.9 below.

22.5.	To summon the Trustee to its general assemblies (whether regular general assemblies or special general assemblies of the company’s shareholders) without granting the Trustee a voting right therein. The publication of a summons to a general assembly of the Company’s shareholders in the MAGNA system will be considered as summoning as Trustee for the purposes of this Section.

22.6.	To give the Trustee the reports listed in Section 33 below.

22.7.	To take all the necessary and/or required actions in a reasonable manner subject to the provisions of any applicable law for the purpose of giving force to the authority, and powers given to the Trustee and/or his representatives subject to the provisions in the trust deed.

22.8.	Every December 31st of every year, as long as this trust deed remains in force, the Company will provide the Trustee with a written certificate signed by a Company officer, confirming that, to the best of its knowledge, in the period from the date that bonds have been issued, or in the period after the last certificate given the Trustee under this subsection (the later of the two) and up to the ate of the certificate, the Company has not engaged in substantial breaches of the trust deed (including regarding the provisions of specific sections of the trust deed, regarding which the Trustee will request the Company address in this certificate) and that no grounds exist for presentation of the bonds for immediate repayment and/or realization of the collateral for the bonds, except where this has been stated in the aforementioned certificate. Attached to this certificate by the Company shall be an updated printout of the Company’s records in the Company Register, and any relevant updated printout for any encumbering company under this deed.

22.9.	By signing this trust deed, the Trustee hereby obligates himself that he, and any of his employees, will keep any information given under Section 22 herein confidential, and not reveal it to any other party or make any use of it, except where it may be required to fulfill his duties under the Securities Law, the trust deed, or a court order. It is clarified that, subject to any law, transferring information to the bondholders for the purpose of making a decision concerning their rights under the bond, or the purpose of a report on the Company’s status, does not constitute a breach of this confidentiality obligation, as long as the information transferred is reasonably necessary for the protection of their rights under this bond.

For the purpose of Section 22 herein, it is clarified that a publication of a report in the MAGNA system constitutes giving information to the Trustee.

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23.	Additional obligations

23.1.	After, and to what extent, the bonds are presented for immediate repayment, or collaterals are realized subject to the provisions of Section 12 above, the Company, from time to time and at any time it may be required to do so by the Trustee, will take all reasonable action to enable the operation of all authority granted to the trustee, and especially it shall undertake the following actions within reason:

23.2.	Make the declarations and/or sign all documents and/or make and/or cause to be made all the necessary or required actions subject to the law, for the purpose of giving force to the authority and powers of the Trustee and/or his representatives pursuant to this trust deed.

23.3.	Issue all notices, orders and instructions that the Trustee will see as useful and require them for the purpose of implementing the provisions of this deed.

24.	Reporting by the Trustee

24.1.	Every year, by the end of the second calendar quarter of every calendar year, the Trustee shall draft an annual report of the trust’s business (hereinafter: “the annual reports”), and submit it to the Authority and the stock exchange.

24.2.	The annual report shall include the details established by the law from time to time.

24.3.	Submission of the annual report to the Authority and the stock exchange is equivalent to presenting the annual report to the Company and the bondholder.

24.4.	The Trustee must submit a report regarding actions he has undertaken pursuant to the provisions of Chapter E1 of the law on a reasonable demand of the holders of at least ten percent (10%) of the balance of the nominal value of the bonds from that series, within a reasonable time period from the date of the demand, all this subject to the confidentiality obligation the Trustee is bound by towards the Company subject to Section 35j(d) of the Law.

24.5.	The Trustee shall update the Company before making a report pursuant to Section 35h1(a) through (c) of the Law.

25.	Trustee compensation

The Company will pay the Trustee a compensation for his services, subject to the terms of Appendix B – Compensation attached to this deed.

26.	Special authority

26.1.	The Trustee may, as part of carrying out the trust’s business according to this deed, commission the opinion or written consultation of any attorney, accountant, appraiser, surveyor, mediator or other specialist, whether such opinion or consultation has been prepared to the request of the Trustee and/or the Company, and act according to its conclusions, and the Trustee will not be liable for any losses or damages incurred as a result of any action or inaction undertaken by him based on the aforementioned consultation or opinion, unless it has been established that the Trustee has acted with recklessness and/or bad faith and/or malice. The trustee will provide a copy of the aforementioned consultation or opinion for the perusal of the bondholders and the Company on demand. The Company will bear the entirety of the reasonable expenses for employment of the consultants appointed as mentioned above, as long as the Trustee gives the Company advance notice of his intent to solicit such expert opinion or consultation.

26.2.	Any such consultation or opinion can be given, sent, or received by letter, telegram, fax, or any other electronics means of communication, and the Trustee will not be liable for actions taken based on a consultation, opinion or piece of information transferred by any of the means mentioned above, even though they should contain errors or be inauthentic, unless it was possible to find the errors or the lack of authenticity by means of a reasonable check, as long as he has not acted with recklessness and/or bad faith and/or malice. It is clarified that the documents will be transferrable on, on one side, and the Trustee will be entitled to base his decision upon them, on the other, only in a situation where they are received clearly and no difficulty arises in reading them. In any other situation, the Trustee will be responsible for demanding their receipt in a manner enabling their appropriate reading and comprehension, as stated above.

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26.3.	The Trustee will not be obligated to inform any part of the signing of this deed, and will not be authorized to intervene in any way in the management of the Company’s business or affairs. None of the contents of this section may be construed to limit the Trustee in actions that he must undertake pursuant to the conditions of this trust deed.

26.4.	The Trustee will utilize the trust, powers, authorizations and authority given to him under this trust at his sole discretion, and will not be liable for any damages that occur as a result of an error in his aforementioned judgement, as long as he has not acted with recklessness and/or bad faith and/or malice.

27.	The Trustee’s authority to employ representatives

The Trustee will be authorized to appoint a representative/representatives to act on his behalf, whether an attorney or another kind, to undertake or participate in special actions that must be undertaken in relation to the trust, as well as pay a reasonable wage to any such representative, including, but without detracting from the general sense of the above, undertaking legal proceedings or representation in merger or splitting proceedings for the Company. It is clarified that the appointment of the aforementioned representative will not detract from the Trustee’s responsibility for his actions, and those of his representatives. Moreover, the Trustee will be authorized to pay the reasonable wages of any such representative at the Company’s expense (including in advance), as long as the Trustee gives the Company advance notice of his intent to appoint such a representative/representatives. For this purpose, the publication of the results of a decision of a bondholder assembly regarding issuing an instruction to appoint such a representative will constitute notice to the Company.

28.	Compensation

28.1.	The Company and/or bondholders (at the relevant applicable date as stated in Section 28.5 below, each regarding their obligation as stated in Section 28.3 below) respectively are hereby authorized to compensate the Trustee and any of his representatives pursuant to this deed, including any officers, employees, shareholders, representatives or experts appointed by the Trustee according to the provisions of this trust deed and/or any lawful decision made by a bondholders’ assembly pursuant to the provisions of this trust deed (hereinafter: “those entitled to compensation”):

For fiscal charges according to a court ruling (for which a stay of execution has not been given), or a settlement that had been concluded (and inasmuch as the settlement applies to the Company, the Company’s consent to the settlement has been given) the grounds thereof arise from actions undertaken by those entitled to compensation or those that they must undertake pursuant to the provisions of this deed and/or the law and/or the instruction of a lawful authority and/or the demands of the bondholders and/or the demands of the Company; as well as

For the wages of those entitled to compensation and reasonable expenses that they have made and/or are about to made due to the execution of the trust, which in their reasonable opinion were required for this purpose and/or as a result of using the powers and authority given by this deed.

All this at the conditions that:

28.1.1.	Those entitled to compensation will not demand advance compensation on a matter not permitting delay (this, without detracting from their right to demand compensation retroactively);

28.1.2.	A final court decision has not established that those entitled to compensation have acted in bad faith and/or this action was undertaken other than as part of their duties, in accordance to the provisions of the law and/or in accordance with this trust deed;

28.1.3.	A final court decision has not established that those entitled to compensation have maliciously;

28.1.4.	The Trustee has notified the Company in writing immediately upon discovering the fact of any suit and/or demand as described above, and allowed the Company to conduct the proceedings, unless if the proceedings are conducted by the Trustee’s insurance company, unless the proceedings are managed by the Trustee’s insurance company, or the Company has a conflict of interest.

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The obligation to compensate pursuant to Section 28.1 herein will be referred to as “the obligation to compensate”.

It is agreed upon that in any case where it is established in a final court ruling that those entitled to compensation have (1) acted other than in good faith or as part of their duties, in accordance to the provisions of the law and/or in accordance with this trust deed; and/or (2) acted maliciously – those entitled to compensation will return the “obligation to compensate” sums, to what extent they have been paid those.

28.2.	Without detracting from the “obligation to compensate” in Section 28.1 above, as long as the Trustee will be obligated, pursuant to the conditions of the trust deed and/or the law and/or an instruction from a lawful authority and/or the demands of the bondholders and/or the demand of the Company, to undertake any action, including, but not limited to, initiating proceedings or suits according to the bondholders’ demands, as described in this trust deed, the Trustee will be entitled to avoid undertaking any such action, until he receives a financial deposit to cover the “obligation to compensate” (hereinafter: “the funding cushion”) of a first-degree from the company. In the event that the Company fails to deposit all or part of the “funding cushion”, the Trustee will contact the bondholders that have held them on the applicable date (as described in Section 28.5 below) with a request for them to deposit all or part of the sum of the “funding cushion” with him, as relevant, each of them his “relevant part” (as defined below). In the event that the bondholders should fail to actually deposit the entire sum of the “funding cushion” required for them, the duty to undertake the relevant action or proceedings will not apply to the Trustee. However, the above will not be construed to to exempt the Trustee from undertaking an urgent action required to prevent substantial harm to the bondholders ‘ rights.

The Trustee is authorized to establish the sum of the “funding cushion”, and will be authorized to repeatedly act to create an additional cushion, from time to time, at sums set by the Trustee.

After the regulations are made for the depositing of the deposit by the Company in favor of the bondholders pursuant to Section 35E1 of the Securities Law, this deposit will serve instead of the funding cushion, and the Trustee is authorized to contact the Company from time to time to renew the renew the deposit, subject to the provisions of the law.

28.3.	“The obligation to compensate”:

28.3.1.	Shall apply to the company in any case of (1) Actions taken pursuant to the terms of the trust deed for the purpose of protecting bondholders’ rights (including those taken pursuant to a bondholder’s demands, on grounds described in this deed, as required for the aforementioned protection); as well as (2) Actions taken at the Company’s demands.

28.3.2.	Shall apply to the bondholders who have held the bonds on the applicable date (as described on Section 28.5 below) in any case of (1) Actions taken on demand of the bondholders (excepting actions that, as stated above, have been undertaken at the bondholders’ demand, on grounds described in this deed, to protect the bondholders’ rights); as wells as (2) in the event of non-payment by the Company of all or part of the “obligation to compensate” payment (as relevant) applicable to it according to any Section above, or the provisions of Section 32.7 below.

28.4.	In any case in which: (a) The Company fails to pay the sums necessary to cover the of the “obligation to compensate” and/or fails to deposit the “funding cushion”, as relevant; and/or (b). The obligation to compensate applies to the bondholders pursuant to the provisions of Section 28.3.2 above and./or the bondholders have been called upon to deposit the “funding cushion” pursuant to Section 28.2 above, the following provisions will apply:

28.4.1.1.	To what extent the funding cushion or the deposit have been deposited (pursuant to the provisions) of Section 35E1(b) of the law, the Trustee will make use of the funds therein;

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28.4.1.2.	Should the funding cushion or the deposit not suffice to make the aforementioned compensations, the funds will be charged as follows:

First – The sum will be funded from the interest and/or principal funds that the Company must make to the bondholders after the date of the required actions, and the provisions of Section 15 above shall apply;

Second – In the event that, in the Trustee’s opinion, the sums deposited in the funding cushion shall not suffice to cover the “obligation to compensate”, the bondholders who have held the bonds on the applicable date (as described in Section 28.5 below) shall deposit the missing sum with the Trustee according to their relative part (as defined below).

For these purposes, “the relative part” will be interpreted to mean the relative part of the bonds that the bondholder had in his possession on the relevant applicable date, as defined in Section 28.5 below, of the total nominal value in circulation as of that date. It is clarified that the calculation of the relative part will remain constant even if, after that date, a change occurs in the nominal value of the bonds held by the bondholder.

28.5.	The applicable date for establishing the obligations of the bondholder for the purposes of the “obligation to compensate” and/or the payment of “the funding cushion” is as follows:

28.5.1.	In any event where the “obligation to compensate” and/or the payment of the “funding cushion” are required due to a decision or urgent action necessary to avoid a substantial harm to the bondholders’ rights, and this without an advance decision of a bondholders’ assembly – the applicable date for determining the obligation will be the end of the trading day on which the action was taken, or the decision to undertake the action was made by the trustee, and should that day not be a trading day, the trading day prior to that.

28.5.2.	In any event where “the obligation to compensate” and/or the payment of the “funding cushion” are required by the decision of the bondholder assembly – the applicable date for establishing the obligation will be the date of the participation in the assembly (as established n the summons notice), and the obligation will apply also to a bondholder who did not participate in the assembly.

28.6.	Payment by the bondholders, instead of the Company, of any sum applying to the Company according to Section 28 herein, does not release the Company from its obligation to make the aforementioned payment.

28.7.	Regarding the precedence of refunds to bondholders who have borne the payments according to this section from the Trustee’s receipts, see Section 14 above.

29.	Notices

29.1.	Any notice by the Company and/or the Trustee to the bondholders will be given by publishing an immediate report in the Securities Authority’s MAGNA system, and in situations described below only, including situations where a newspaper publication as described below is required under any applicable law, the notice will also be published also in the two most widely circulated Hebrew-language newspapers in Israel: (a) A settlement arrangement pursuant to Section 350 of the Companies Law; (b) A merger. Any notice published or sent as described above will be considered to have been delivered to the bondholder on the day of its aforementioned publication (in the MAGNA system or in the press, as relevant).

29.2.	The Trustee is entitled to order the Company, and the Company will be obligated to immediately make, through the MAGNA system, any report in the wording sent to the Company by the Trustee.

29.3.	In a case where the Company will cease to be a “reporting corporation” as defined in the law, any notice on behalf of the Company and/or the Trustee to the bondholders will be given by registered mail to the last address of the registryed bondholders as listed in the registry, and by publishing it in the two most widely circulated Hebrew-language newspapers in Israel. Every notice sent by mail as described above will be considered to have been delivered to the bondholders after three (3) business day from the day of being sent by registered mail.

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29.4.	Copies of notices and summons given by the Company to the bondholders will also be sent by it to the Trustee. It shall be clarified that this does not include the Company’s regular reports to the public. Copies from notices and summons sent by the Trustee to the bondholders will also be sent by him to the Company.

29.5.	Any notice or demand by the Trustee to the Company, or by the Company to the Trustee can be given by registered mail to the address listed in the trustee (or another address, of which one party will notify each other in writing), or by fax (with the addition of a phone verification of its receipt by the addressee), or electronic mail with confirmation of its receipt by a response (made non-automatically) through electronic mail by the receiving public, and any such notice or demand will be considered as having been received by the addressee after three business day from being sent by registered mail, a single business day after being sent by electronic mail or fax, or on the first business day after being sent by courier or the addressee being offered to receive it from the courier, as relevant.

30.	Forfeiture, settlement, and/or changes in the terms of the bonds and the trust deed

30.1.	Subject to the provisions of the law, the trustee will be entitled to, from time and at any time, if he has been persuaded that, in his opinion, this will not harm the bondholders, to forgo a breach or failure to fulfill any of the terms of the bonds, or this deed, by the Company.

30.2.	Pursuant to the provisions of the law, and any non-conditional law, and by advance approval by a special decision of a bondholders’ assembly, whether before or after the principal on the bonds is up for repayment, the Trustee is authorized to reach a settlement with the Company in regards to any right of claim of the bondholders, or some of them, and reach a settlement of any kind with the Company in regards to their rights, including forfeiting any right or claim he and/or the bondholders or some of them may have towards the Company.

30.3.	Pursuant to the provisions of the law, and any non-conditional law, whether before or after the principal on the bonds is up for repayment, the Company and the Trustee may alter the trust deed and/or the bond conditions, if one of the following conditions applies:

30.3.1.	The Trustee has been convinced that the change does not harm the bondholders. Despite this, this Section shall not apply to changes in the trust deed and/or the bond terms in all that pertains to reducing the rate of interest listed in the bond and the dates of payment according to the bond terms (except for technical changes in the dates or the applicable term of payment, for which the aforementioned changes can be made), nor to grounds for presenting the bonds for immediate payment, or the identity or compensation of the Trustee, for the purpose of appointment of a Trustee in lieu of one whose term of service has expired.

30.3.2.	The proposed change has been approved by a special decision of a bondholder assembly.

30.4.	The Company will give the bondholders a written notice of any change as described above pursuant to Section 30.1, 30.2 or 30.3 above, without delay, as soon as possible after the change has been made.

30.5.	In any event that the Trustee has made use of his right pursuant to this section, he will be authorized to demand the bondholders send the bond certificates to him or the Company, for writing in them a note regarding any settlement, forfeiture, change or amendment as described above, and the Company will make such a note in the bonds it has had handed to it, on the Trustee’s demand. In any event of the Trustee choosing to make use of his right pursuant to this section, he will give the bondholders written notice of this decision without delay and as soon as possible.

31.	The bondholder registry

31.1.	The Company will hold and maintain in its registered office a registry of the bondholders, pursuant to the provisions of the Securities Law, and keep it open for perusal by any person.

31.2.	Pursuant to the provisions of Section 35H3 of the Law, the Company will not obligated to enter into the bondholder registry any notice in regards to an explicit, included, or estimated trust, or mortgaging or encumbrance of any kind, or any lawful rights, claim, offsetting or any other right in regards to the bonds The Company will recognize only the ownership of the bonds by the person in whose name they have been registered. The lawful heirs, estate managers or executors of the will of the registryed bondholder, and any person entitled to the bonds due to the bankruptcy of a registered bondholders (or the dismantling of such a bondholder if it is a corporation) will be entitled to registered as bondholders after giving proof that, in the Company’s view, are sufficient to prove their right to be so registered.

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32.	Expiration of the Trustee’s position

32.1.	The provisions of the Law shall apply to the Trustee’s position, its expiration, and the appointment of a new Trustee.

32.2.	The Trustee is entitled to resign from his position at any date he may wish to do so, after giving the Company written notice two months in advance, listing the reasons for his resignation. Pursuant to any law, the Trustee’s resignation is not valid unless it has been approved by the court, and is valid from the day set for this in the Court’s aforementioned approval. In any event, a Trustee whose position has expired will continue serving in this capacity until another Trustee has been appointed.

32.3.	The Securities Authority may contact the court with an application to discontinue the Trustee’s condition, pursuant to Section 35N of the Securities Law, or any provision that shall replace it. The court may dismiss a Trustee who has failed to carry out his duties appropriately, or for another reason.

32.4.	The Trustee will cease to serve if it is discovered he is prevented from serving in this position due to a change in the provisions of the Law and/or any applicable law in regards to his fitness to serve as a Trustee, including a case where the aforementioned impediment is created in relation to the registration of the bonds for trade on the stock exchange. For these purposes, a demand by the Securities Authority to discontinue the Trustee’s position will also be considered an impediment. In such a case, a new Trustee as proposed by the Company will be appointed, subject to approval by the bondholders’ assembly as described in Section 32.6 below. The Trustee forfeits any claims and/or demands against the company for the very fact of his replacement by another Trustee, should he cease to serve pursuant to this subsection, and this without detracting from the provisions of Section 32 below.

32.5.	The Company will notify the bondholders of any such event as described above pertaining to the Trustee’s position.

32.6.	The holders of five percent (5%) of the nominal value of the remaining balance of the bond principal and/or the Company may gather a general bondholders’ assembly, and the assembly may decide to remove the Trustee from his position, by a majority of 75% of the bonds participating in the vote, as long the holders of at least fifty percent (50%) of the nominal value of the bond were present at the assembly. At a delayed bondholder assembly, the presence of the holders of at least ten percent (10%) of the aforementioned balance is sufficient.

32.7.	Should the Trustee’s position expire or end, the Trustee will continue carrying out his duties until another Trustee has been appointed to replace him, who shall be a company registered in Israel with its principal business being the execution of trust, and meeting the qualification terms required by the Law.

32.8.	It is clarified that the appointment of an alternate Trustee pursuant to the provisions of Section 32 herein will be subject to the bondholders’ approval as described in Section 32.6.

32.9.	Any new Trustee will have the same powers and authority as the Trustee he replaces, and he will be able to act for all intents and purposes, as if he has been appointed as a Trustee in the first place. It is clarified that the Trustee’s obligations to act according to the trust deed and the bonds will not end until the trust’s funds, assets and rights, whatever they may be, are transferred to the new Trustee. The Trustee is obligated to cooperate with the Company and the new Trustee for the purpose of carrying out the aforementioned transfer.

32.10.	It is clarified that the end of the Trustee’s service in his position does not detract from any rights, suits or claims that the Company and/or the bondholders may have against the Trustee, as long as the grounds for them precede the end of his service as the Trustee, and it does not release the Trustee from any of his obligations under any applicable law. It is further clarified that the end of the Trustee’s service in his position does not detract from any rights, suits or claims that the Trustee may have against the Company and/or the bondholders, nor does it release the Company and/or the bondholders from any obligations they may have under any applicable law.

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32.11.	The Company will publish an immediate report in any event of resignation of the Trustee and/or appointment of a different Trustee.

33.	Reporting to the Trustee

33.1.	In addition to the contents of Section 22 above, and any other report required pursuant to this deed, and as long as the bonds have not been repaid, the Company will draft and submit to the Trustee the following:

33.2.	The Company’s audited financial reports for the fiscal year ending on December 31st of the previous year, immediately after their publication by the Company.

33.3.	Any publication of the Company’s financial reports immediately after their publication by the Company.

33.4.	A copy of any document that the Company transfers to the bondholders.

33.5.	A report of any change in the bonds’ rating or the discontinuation thereof.

33.6.	Publication of the reports and/or the aforementioned information in the MAGNA system by the Company will be considered as their submission to the Trustee.

34.	Applicability of the Securities Law

In any event not mentioned in this deed, as well as in any event of a contradiction between the (unconditional) provisions of the Law and the regulations pursuant thereto and this deed, the parties will act pursuant to the provisions of the Law and regulations.

35.	Bondholder assemblies

The general bondholder assemblies will be gathered and managed pursuant to the conditions listed in the second addendum to this deed.

36.	Early repayment of the bonds at the initiative of the stock exchange

In the event in which the stock exchange decides to delete the bonds in circulation from registration for trade because the value of the bond series and/or the public’s holdings of the bond series1 has become less than the sum established in the stock exchange’s guidelines for the deletion of bonds from trade, the Company will act as follows:

36.1.	Within 45 days of the date of the decision by stock exchange’s board of directors of the deletion of the bonds from registration for trade, as described, the Company will announce a date of early repayment at which the bondholder may receive a return for them. The Company will pay the bondholder the principal, with the addition of interest and linkage differentials subject to the bond terms, as accumulated until the day of de-facto repayment.

36.2.	Notice of the date of early repayment will be published in an immediate report sent to the Authority and the Stock Exchange, and published in the two most widely circulated Hebrew-language newspapers in Israel, and delivered in writing to all registered bondholders (if any).

36.3.	The date of early repayment of the bonds will apply no earlier than 17 days from the publication of the notice, and no later than 45 days from the date above, but not in the period between the applicable date for determining the interest payment and its actual payment.

1It shall be noted that, as of the date of the arrangement's execution, according to the stock exchange's guidelines, concern bonds (such as the Series I bonds) can be removed from trade only in the event that the value of the bond series has become less than the sum established in the stock exchange guidelines for deletion of bonds from trade.

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36.4.	At the date of early repayment, the Company will buy out the bonds that the bondholders wish to have repaid, according to the balance of their nominal value with the addition of interest and linkage differentials accumulated until the date of actual repayment (the interest rate will be calculated based on 365 days per year).

36.5.	Establishing the date of early repayment as described above does not impact the rights of repayment established in the bonds of those bondholders who will not have them repaid on the day of early repayment as established above, and the bonds will be removed from trade in the stock exchange. Among other implications, the tax implications arising from this will apply to those bonds.

36.6.	An early repayment of the bonds as described above will not grant those who have held the bonds repaid in this fashion the right for interest payments for the period after the actual repayment.

37.	The Company’s right to make an early repayment

37.1.	The Company will be entitled to, at any time and at its sole discretion, to pay the balance of the bonds, in whole or in part, early and without the payment of any fine or commission, pursuant to the following conditions:

37.2.	The sum paid to the bondholders in the event of their early payment pursuant to Section 37 herein will be the adjusted obligation value of the bonds in circulation that are up for early repayment, up to the de-facto date of the early repayment.

37.3.	The frequency of early repayments shall not exceed one per quarter.

37.4.	Should an early repayment been set for a quarter in which an interest payment, partial repayment, or final repayment have been scheduled, the early repayment will be made at the date established for the aforementioned payment.

37.5.	For the purposes of this section, “quarter” shall be read to mean each of the following period: January – March, April – June, July – September, October – December.

37.6.	The minimal sum of any early repayment shall not be lower than 1 million NIS. Despite the above, the Company may perform an early repayment at a sum lower than 1 million NIS, as long as the frequency of the repayments will not exceed one per year.

37.7.	Any sum repaid by early repayment by the Company, will be repaid in relation to the all bondholders, pro rata according to the listed value of the bonds held.

37.8.	Early repayment of the bonds will be subject to the relevant stock exchange guidelines, as they may apply at the time.

37.9.	Once the Company’s Board of Directors decides to make an early repayment as described above, the Company will publish an immediate report, with a copy to the Trustee, no less than seventeen (17) and no more than forty-five (45) days before the date of early repayment. In the aforementioned immediate report, the Company will list the rate of the early repayment to the principal, the sum of the principal to be repaid via early repayment, the remainder of the unpaid principal remaining after the early repayment, as well as the interest and linkage accumulated for the aforementioned principal sum until the date of the early repayment, the rate of the partial repayment in terms of the original series, the rate of interest in the partial repayment on the repaid part, and the rate of interest paid in the early repayment, calculated for the remaining balance. The date of payment is 12 days after the applicable date for the early repayment.

37.10.	The date of early repayment will not fall on a period between the date of the applicable date for payment of interest for the bonds, and the date of the actual payment of the interest.

37.11.	No early repayment will be made for part of the bond series, should the sum of the last repayment be reduced to below 3.2 million NIS.

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38.	Early repayment in the event of payment of dividends

38.1.	Should the Series H bonds have been repaid in full, and as long as 4.5 year have not yet elapsed from the date of commencement, then, should the Company carry out distribution as defined in the Companies Law, including the payment of a dividend to its shareholders in any way, the Company will be obligated to make, simultaneously with the distribution or the payment of the dividend, an early repayment for the bonds, at a sum equal to the entire sum of the dividend paid by the Company, or that of the value of the distribution. To remove all doubt, should the sum of the remaining balance at the date of the distribution be lower than the sum of the dividend paid, then the Company shall pay out the entirety of the remaining balance at the date of the dividend’s distribution. To remove all doubt, the provisions of Section 38 herein do not detract from the provisions of Section 18 above.

38.2.	The Company shall publish an immediate report upon making the decision regarding the aforementioned distribution, including the sum that it intends to distribute, and subject to the dates established in Section 29 above, and in any event no later than 7 business days prior to the actual distribution.

38.3.	The early repayment subject to the provisions of Section 38 herein, will be subject to the provisions listed in Sections 38 above.

39.	Other agreements

Subject to the provisions of the Law and the restrictions exposed thereby on the Trustee, his carrying out of his duties as Trustee pursuant to this deed, or the mere holding of the position as Trustee, will not impede him from entering into various contracts with the Company or making transactions with it during the ordinary course of his business.

40.	Addresses

The parties’ addresses will be as listed in the introduction to this deed, or any other address for which the opposing party will be given appropriate written notice.

41.	Applicable law and jurisdiction

The law applying to this trust deed with its appendices is Israeli law. The sole and exclusive jurisdiction in all that pertains to this trust deed will be vested in the authorized courts in Tel Aviv-Jaffa.

42.	Authorization for reporting through the MAGNA system

By signing this deed, the Trustee hereby authorizes the Company’s authorized electronic signatories, as they may be, to report in his name in the MAGNA system of his entering this deed and signing thereof, to what extent is required by any applicable law.

43.	General

Without detracting from the other provisions of this deed and the bond, no forfeiture, extension, discount, silence, abstaining from action (hereinafter: “forfeiture”) on the Trustee’s part regarding the failure to fulfill, or partial or incorrect fulfillment of any of the obligations towards the Trustee pursuant to this deed and the bond will not be considered as forfeiture of any right by the Trustee, but as a consent limited to the special opportunity at which it was given. Without detracting from the other provisions of this deed and the bond, any change in the obligations towards the Trustee requires his advance written consent. Any other consent, whether given verbally or by means of forfeiture or abstaining from action or in any other manner that is not in writing will not be considered as consent of any kind. The Trustee’s rights under this deed are independent and not conditional on one another, and are in addition to any right that the Trustee has and/or will have according to any law and/or agreement (including this deed and the bond).

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44.	Trustee liability

44.1.	Despite the content of any part of the trust deed, and subject to the provisions of the law, as long as the Trustee has acted to carry out his duties in good faith and within a reasonable time, as well as verified the facts that a reasonable Trustee would have verified under the circumstances, he will not be liable towards a bondholder for any damages caused to him as a result of the Trustee’s use of his discretion pursuant to the provisions of Section 35H(d1) of the Law or Section 35I1 of the Law, unless the plaintiff will prove that the Trustee has acted with reckless negligence. It is clarified that, should any contradiction appear between the provision of Section 44.1 herein and any other provision of the Trust Deed, the provision of Section 44.1 herein shall take precedence.

44.2.	Should the Trustee have acted in good faith, and without recklessness, pursuant to the provisions of Section 35H(d2) of the Law or Section 35H(d3) of the Law, he will not be liable for the aforementioned action.

In witness of the above the parties have affixed their signatures:

________________________	________________________________
Elbit Imaging LTD	Mishmeret Trust Company LTD

I, the undersigned ______, an attorney, hereby confirm that this trust deed has been signed by Elbit Imaging LTD lawfully in accordance with its bylaws, by _____________, whose signatory is binding on the Company for the purposes of this deed.

________

_____, attorney.

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Elbit Imaging LTD

First Addendum

Bond Certificate (Series I)

Issued hereby is a bond subject to repayment by one payment on 30/11/2019, carrying a set annual interest and linkage differentials as described below.

Series I bonds registered in the name of

Certificate number: ___________

The overall nominal value of the bonds in this certificate is 218,000,000 NIS.

The rate of the annual interest: 6%

The registered owner of the bonds in this certificate: Israel Discount Bank Registration Company LTD

1.	This certificate is to verify that Elbit Imaging LTD (hereinafter: “the Company”) will pay, on 30/11/2019, 100% of the nominal value of the bonds in this certificate to whosoever will be the bondholder (as defined in the conditions on the reverse side of the sheet) registered for the bond on the applicable date for that payment, all this pursuant to the conditions listed on the reverse side of the sheet and the trust deed dated 20/02/2014 between the Company and Mishmeret Trust Company LTD and/or whosoever may serve as the Trustee for the bondholders according to the trust deed (hereinafter: “the Trustee” and “the trust deed” respectively).

2.	This bond carries interest at the annual interest rate listed above, to be paid at the dates and conditions as listed in the terms on the reverse side of the sheet.

3.	The principal and interest on this bond will be linked to the index, as listed in the terms on the reverse side of the sheet.

4.	This bond is issued as part of Series I of the bonds, whose conditions are identical to those of this bond (hereinafter: “Series I”), subject to the conditions as listed in the terms on the reverse side of the sheet, and guaranteed by collaterals, as listed in the trust deed.

5.	It is hereby clarified that the provisions of the trust deed will form an inseparable part of the provisions of this bond and will bind the Company and the bondholders of bonds in the aforementioned series. In any case of contradiction between the contents of this certificate and those of the trust deed, the provisions of the trust deed will take precedence.

6.	The payment of the principal and the last payment of the interest will be made against the delivery of the bond to the Company at its registered office, as listed in the conditions on the reverse side of the sheet, or in any of the locations the Company may announce, no later than five business days prior to the date of repayment.

7.	All bonds from this series will be of equal grate to one another, without one taking any precedence to another.

8.	The Company may issue, at any time and from time to time, by private or public offering, at its sole discretion and without a requirement for the consent of the bondholders or the Trustee, or giving notice to any of them, including to connected holders, bonds of a different type, or other series of bonds or other securities of any type or kind, with or without accompanying rights for purchase of Company shares, at interest, linkage, collateral, repayment, or other conditions as the Company may see fit, whether they are superior to the terms of the bonds, equal or inferior to them, and all this subject to the provisions of Section 6 of the trust deed. Moreover, the Company retains the right to expand the series from time to time at its sole discretion, pursuant to the provisions of any applicable law, and the provisions of Section 2.4 of the terms on the reverse side of the sheet.

9.	Any transfer of the bonds is subject to the transfer restrictions in Section 11 of the terms on the reverse side of the sheet.

Signed by the Company on _____________

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Elbit Imaging LTD

By:

Authorized signatory: ______________	Authorized signatory: ___________________

I, the undersigned ______, an attorney, hereby confirm that this bond has been signed by Elbit Imaging LTD lawfully in accordance with its bylaws, by _____________, whose signatory is binding on the Company for the purposes of this bond.

________

_____, attorney.

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The terms listed on the reverse side of the sheet

1.	General

In this bond, the following expressions will have the following meanings, unless another intent is implied in the context of the writing:

“The Company”	Elbit Imaging LTD;

“This deed” or “the trust deed”	The trust deed to which this bond certificate is attached, including the addenda and appendices attached to it and forming an inseparable part thereof;

“The Trustee”	The trustee listed at the top of this deed and/or whosoever may, from time to time, serve as the Trustee for the bondholders according to this trust deed;

“The Law”	The Securities Law 5728 – 1968 and the regulations pursuant to its authority, as they may from time to time be promulgated;

“The register”	The register of bondholders as described in Section 31 to this deed;

“Stock exchange”	The Tel Aviv Stock Exchange LTD;

“The Price Index” or “The Index”	The price index known as “the Consumer Price Index”, including fruit and vegetables, published by the Central Bureau of Statistics and Economic Research, and including the same index, even if it is published by another official entity or institution, as well as any other official index that may come to replace it, whether or not it will be composed based on the same date or not. Should it be replaced by another index published by an entity of institution as described above, and should that entity or institution fail to set the ratio between that and the index that it replaces, the aforementioned ratio will be set by the Central Bureau of Statistics, and should that ratio not be set as described above, it will be then set by the Trustee for the bond series, who will make the decision regarding the ratio between the other index and the replaced index by consultation by economic experts chosen by him.

“The known index” at a given date.	The last index known at the relevant date;

“The base index”	The Consumer Price Index as known at the start date (the Consumer Price Index published on 15/11/2013 for October 2013).

“The payment index”

The known index at the date of any payment for the principal or interest.

Should the known index at the date set for the relevant payment be lower than the base index, the payment index will be the base index.

“Business day”	Any day on which most of the banks in Israel are open for transactions;

“Principal”	The total nominal value of the bonds in circulation

“Simple decision”	A decision received at a general bondholder assembly with the presence of two or more bondholders, either in person or through representative, holding at least twenty-five percent (25%) of the balance of the nominal value of the bonds in circulation, or a postponed assembly of this assembly, with the presence of any number whatsoever of bondholders from the series, received with a regular majority of all the votes participating in the voting, excluding those of the abstainers;

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“Special decision”	A decision received at a general bondholder assembly with the presence of two or more bondholders, either in person or through representative, holding at least fifty percent (50%) of the balance of the nominal value of the bonds in circulation, or a postponed assembly of this assembly with the presence, either in person or through representative, of bondholders holding at least twenty percent (20%) of the balance of the nominal value of the bonds in circulation, received (either at the original or postponed assembly with a majority of at least two thirds (2/3) all the votes participating in the voting, excluding those of the abstainers;

“The registration company”	Israel Discount Bank Registration Company LTD;

“The bonds” or “the bond series”	The bond series, known as Series I of the Company’s bonds, with an overall nominal value of 218,000,000 NIS, registered by name, and with the conditions listed in the bond certificate;

“Trading day”	Any day on which trading takes place at the Tel Aviv Stock Exchange LTD;

“The stock exchange clearing house”	The clearinghouse of the Tel Aviv Stock Exchange LTD;

1.1.	The terms of the bonds (the terms listed on the other side of the sheet) are an inseparable part of the trust deed’s provisions, and the provisions of the trust deed will be seen as if they had been explicitly included in the terms of these bonds. In any case of contradiction between the contents of the bond and those of the trust deed, the contents of the trust deed will take precedence.

1.2.	Any terms and/or other expression in this bond certificate will have the meaning given to it in the trust deed, unless it has been explicitly listed otherwise.

1.3.	The bonds are offered subject to the conditions listed on the other side of the sheet and in the trust deed.

2.	The bonds

2.1.	The bond in this certificate is one of a series of 218,000,000 (two hundred and eighteen million) registered bonds, each of 1 NIS, constituting the bond principal (hereinafter: “the bond principal”). The bond principal will be linked to the index and carry a set (interest-linked) interest, as described in Section 5 below.

2.2.	The bonds in this certificate will be registered for trade on the stock market.

2.3.	The initial offering of the bonds will be according to their nominal value, i.e without withholding.

2.4.	Expansion of the series

Regarding expansion of the series, c.f. Section 5 of the trust deed.

2.5.	Issue of additional securities

Regarding issuing additional securities, c.f. Section 6 of the trust deed.

2.6.	Collaterals

Regarding collaterals imposed on the bonds in this certificate, as well as guarantees and obligations of owned companies, c.f. Section 9 of the trust deed.

3.	Postponement of dates dates

Should the listed date for any payment fall on a day that is not a trading day, the date will be postponed to the trading day immediately coming afterwards, without the payment of interest for this postponement, and the applicable day for establishing eligibility for payments will change for this reason.

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4.	The Principal

4.1.	Subject to the other terms of the bonds, the bond principal will be repaid in a single payment within six (6) years of the start date, i.e. on 30/11/2019, unless the Company has prior to that made use of its right to repay the entirety of the bonds in full early, as described in the trust deed.

4.2.	The bond principal and the interest for it will be linked to increases in the price index, as described in Section 5 below.

5.	The linkage terms

5.1.	The manner and method for the linkage of the principal and interest, pursuant to the bond terms, will remain unchanged throughout the entire term of the bonds.

5.2.	Pursuant to the rest of the bond terms, the remaining balance of the bond principal and the interest thereof will be repaid in linkage to the base index (the Consumer Price Index for October 2013, as published on 15/11/2013), in a manner as listed in Section 5.3 below.

5.3.	Should it become known, on the payment date for any payment for the principal and/or interest for the bonds, that the known index for the purpose of payment for that date has increased as compared to the base index, the Company will make that payment for the principal and/or interest when it is increased in relation to the rate of increase in the known Consumer Price Index as compared to the base index. Should the known index for the purpose of payment for that date be lower than the base index, the aforementioned payment for the principal and/or interest for that date will not be reduced due to the decline of the known index below the level of the base index, and the payment will be made according to the base index.

6.	The interest

6.1.	The bond principal will carry annual interest at a rate of 6%, added to the principal every year, and paid at the final payment date as defined below (hereinafter: “PIK interest”). The principal and interest for the bonds will be linked to the consumer price index. To remove all doubt, the aforementioned annual interest will apply also to the sum of interest accumulated every year in the bond principal (hereinafter: “derivative interest”).

6.2.	The interest will be linked to the consumer price index, as described in Section 5 above.

6.3.	The last payment of the interest for the bond principal, at a rate of 42.62%, will be paid together with the last payment for the bond principal, this against a handover of the bond certificates to the Company.

7.	Payments of the bond principal and interest

7.1.	The last payments for the bond principal and interest will be made to persons whose names will be registered in the registry on the day of the payment, and will be made against the handover of the bond certificates to the Company on the payments day, at the Company’s registered offices or at any other locations the Company will send notice of. The Company’s notice regarding the aforementioned payment will be given no later than five (5) business days before the date of the last payment.

7.2.	In any event in which the date of the last payment for the principal and/or interest will fall on a day that is not a business day, the date of payment will be postponed to the next business day after that, without additional payment.

7.3.	Payment of the principal and interest will be made subject to the interest terms as described in Section 5 above.

7.4.	Payment to registered persons who are entitled thereto will be made by checks or bank transfer to the bank accounts of the persons whose names will be listed on the bondholder registry, as listed in the details given to the Company in advance, pursuant to the content of Section 7.5 below. Should the Company be unable to pay any sum be to those entitled to it, for a reason that does not depend on it, the provisions of Section 8 below shall apply.

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7.5.	The bondholder will inform the Company of the details of a bank account for payments to that bondholder according to the aforementioned bonds, and of any changes in the details of the aforementioned account or its address, as applicable, by written notice sent to the Company by registered mail. The Company will be obligated to act in accordance with the bondholder’s notice regarding the aforementioned change, only if it has reached its registered office at least thirty (30 days) prior to the applicable date for any payment for the bonds. Should the notice the Company receive the notice late, it will act in accordance with the notice only for payments for which the payment date applies after the nearest payment date after the day of payment nearest the date of receiving the notice.

7.6.	Should the registryed bondholder entitled to the aforementioned payments have failed to give the Company details regarding his bank account in advance, any payment for the principal and interest (as well as the linkage differentials for them) will be made by check sent by registered mail to his last address as registered in the bondholder registry. Sending the check to the entitled person by registered mail registered mail as described above will be considered as payment of the sum listed therein at the date it was sent by mail, as long as the check clears upon being properly presented for collection. No check shall be sent at a rate lower than 50 NIS, however, the sum can be received in cash in the Company’s offices.

7.7.	Any sum owed to a bondholder that had not been actually paid for a reason that does not depend on the Company, while the Company was willing to pay it, will not carry interest and linkage differentials from the date set for its payment, and the bondholder will be entitled only to the sums he was entitled to at the date established for that payment.

7.8.	Should the payment not be paid as described above, the Company will deposit that sum with the Trustee, pursuant to the provisions of the trust deed for this purpose.

7.9.	Offset from every payment for the bonds (principal, interest, and linkage) will be any mandatory payments as required by any applicable law.

8.	Guaranteeing the loans

The bonds are guaranteed by collaterals in the trustee’s name, as described in Section 9.3 of the trust deed.

9.	The bondholder registry

Regarding the bondholder registry, c.f. Section 31 of the trust deed.

10.	Avoiding payment for a reason not depending of the company

See Section 17 of the trust deed.

11.	Transfer of the bonds

11.1.	Subject to the content Section 11.4, the bonds are transferable for every nominal sum, as long as it is in integer NIS. Any transfer of the bonds will be carried out based on a transfer deed, drafted in a wording as acceptable in the Company for transferring shares, signed appropriately by the registered bondholder or his legal representatives, as well as the recipient of the transfer or his legal representatives, given to the Company at its registered office together with the bond certificates transferred in accordance with it, and any other reasonable proof as demanded by the Company for proving the right of the transferring party to make the transfer. The Company will be authorized to keep the transfer deed in its possession.

11.2.	All expenses related to the transfer of the bonds, including taxes, handling commissions for splitting and other imposts, if any, will apply to the applicant for the splitting or the transfer, respectively. The provisions of this section will also apply to a forfeiture of the bonds, mutatis mutandi.

11.3.	Should any mandatory payment apply to the transfer deed for the bonds, the Company will be given reasonable proof of this payment by the applicant for the transfer.

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11.4.	In the event of the transfer of only a part of the nominal sum of the bonds in this bond certificate, it will first be split pursuant to the provisions of Section 12 below into several bond certificates as required, in a way that the total of the principal sum lists listed therein will be equal to the nominal principal sum in the aforementioned bond certificate.

11.5.	After all of these conditions are carried out, the transfer will be recorded in the registry, and all terms listed in the trust deed and in this bond certificate will apply to the beneficiary of the transfer. The Company will be entitled to demand that the aforementioned transfer is recorded in the transferred bond certificate given to the recipient of the transfer, or that he is issued, instead, a new bond certificate. All the conditions listed therein will apply to the beneficiary of the transfer, and he will be considered a bondholder for the purposes of the trust deed.

11.6.	It is hereby clarified that the provisions of Section 11 herein will not apply in relation to the bonds owned by a bondholder and registered in the name of the registration company.

12.	Splitting the bond certificate

12.1.	For bonds registered in the name of a single bondholder (whose bonds are not registered in the name of the registration company), he will be issued on bond certificate, or, at his request, an number of certificates (hereinafter referred to as: “the certificates”), each at a minimal quantity of 1,000 (one thousand) NIS nominal value (hereinafter: “the minimal quantity”) or multiples of the nominal value, and an additional certificate for the remainder (if any). The certificates mentioned in this section are hereinafter referred to as: “the certificates”.

12.2.	Any bond certificate can be split into a number of bond certificates, with the total nominal value of the bonds included therein equal to the total nominal value of the bonds included in the bond certificate whose splitting has been applied for, as long as the nominal value of each certificate is no less than the minimal quantity or multiples thereof, together with one additional certificate for the remainder (if any). The splitting will be carried out based on a signed splitting application by the registered owner of the bonds subject to the certificate for which splitting is applied for, or his legal representative, against a handover of the certificate for which splitting is applied for to the Company at its registered office. The splitting will be performed within 30 days of the end of the month in which the certificate has been handed over, together with the application for its splitting, at the Company’s registered office. The new bond certificates issued pursuant to the splitting will be of nominal value in integer new Israeli shekels each. All the expenses involved in the splitting, including any imposts whatsoever, should there be any, will apply to the applicant.

13.	Early repayment of the bonds at the initiative of the stock exchange

Regarding this matter, cf. Section 36 of the trust deed.

14.	Early repayment of the bonds at the Company’s initiative

Regarding this matter, cf. Section 37 of the trust deed.

15.	Purchase of the bonds by the Company and/or by a connected party

Regarding this matter, cf. Section 7 of the trust deed.

16.	General provisions

16.1.	The sum of the principal and the interest (and the linkage differentials for them) are payable and transferable without attention to any legal rights, offsetting right or countersuit present or future between the Company and a previous owner, including the original bondholder.

16.2.	Whosoever becomes entitled to the bonds as a result of a bankruptcy, or dismantling proceedings of a bondholder, will have the right, upon presenting the evidence that the Company may require from him from time to time, to be entered in the bondholder registry as the bondholder, or transfer them pursuant to the terms described above in this certificate.

16.3.	The bondholders will be entitled to make use of their rights according to the terms of the bonds and the trust deed through the Trustee, or by decision of a general bondholders’ assembly in the ways described in the bonds and the trust deed. Despite the above, should the Trustee act other than in accordance with the provisions of the trust deed and the bonds, the bondholders may make use of their rights, including by decision of the general bondholders’ assembly.

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16.4.	The provisions of the trust deed, including the right to present the bonds for immediate repayment, as listed in Section 12 of the trust deed, will be considered as an inseparable part of the bond.

17.	Forfeiture, settlement, and/or changes in the bond terms

Regarding this matter, cf. Section 37 of the trust deed.

18.	General bondholders’ assemblies

The general bondholders’ assemblies shall be gathered and managed pursuant to the contents of the second addendum to the trust deed.

19.	Receipts as proof

Without detracting from any other term herein, a signed receipt by the holder of the bonds in this certificate will constitute proof of full completion of any payment listed in the receipt, made by the Company or the Trustee, as relevant, for the bonds in this certificate.

20.	Replacement of the bond certificate

Should the bond certificate be worn out, lost, or destroyed, the Company will be entitled to issue a new bond certificate to replacement, all this subject to the same conditions of proof, compensation, and coverage of the reasonable expenses caused to the Company in regards to verification of the ownership rights to the bonds, as the Company will see fit, as long as in the case of wearing out, the worn-out certificate is returned to the Company prior to the issue of the new certificates. The imposts and other expenses related to the issue of the new certificate, if any, shall apply to the applicant for the aforementioned replacement of the certificate.

21.	Notices

Regarding this matter, cf. Section 37 of the trust deed.

22.	Bondholders’ assemblies

The general bondholders’ assemblies shall be gathered and managed pursuant to the contents of the second addendum to the trust deed.

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Exhibit 4.3(c)

Amendment No. 1 to the Bill of Trust dated February 20, 2014

Drawn up and Signed on December 13, 2017

Between:	Elbit Imaging Ltd.

Of 7, Mota Gur St., Petach Tikva

Tel: (03) 608-6000; Fax: (03) 608-6050

(Hereinafter: “The Company”)

The party of the first part;

And:	Mishmeret – Trust Services Company Ltd.

Of 48, Menachem Begin St., Tel Aviv

Tel: (03) 638-0104; Fax: (03) 637-4344

(Hereinafter: “The Trustee”)

The party of the other part;

(The Trustee and Company will hereinafter be together called: “The Parties”)

Whereas:	A bill of trust was signed between the trustee and the company, on February 20, 2014, by which the trustee serves as the trustee for holders of Series I debentures issued by the company (hereinafter: “Bill of Trust” and “The Debentures”, respectively).

And whereas:	As part of the Bill of Trust of the Series I debentures, the company put up various types of collateral in favor of the debenture holders for purposes of guaranteeing the full and precise settlement of all principle and interest payments related to the debentures and additional amounts with respect to that stipulated in the Bill of Trust of the Series I debentures, including: (a) Fixed second ranking lien of the shares of Elscint Holdings and Investment N. V. (a fully owned private company of the company, which was incorporated in the Netherlands) (hereinafter: “Elscint”) owned by the company as well as such that it will possess from time to time and on all the company’s rights, existing and future, in Elscint as well as all the rights associated with the shares as well as on all the company’s rights to obtain monies from Elscint, and all as detailed in paragraphs 9.3.4, 9.3.5 and 9.3.14 of the Bill of Trust of the Series I debentures (hereinafter: “The Liens”); (b) A guarantee unrestricted in amount and period of time of Elscint vis-à-vis the trustee, for the full upholding of the company’s undertakings vis-à-vis the trustee and vis-à-vis the debenture holders, all as detailed in paragraph 9.3.9 of the Bill of Trust of the Series I debentures (hereinafter: “The Guarantee”); (c) The Elscint undertaking vis-à-vis the trustee to not grant liens of collateral in favor of a third party whatsoever with respect to the all the Elscint assets (existing and future), as detailed in paragraph 9.3.9 of the Series I debentures bill of trust (hereinafter: “Negative Lien”); (The liens, the guarantee and the negative lien detailed in subparagraphs a to c above will hereinafter be together called: “Elscint Collateral”).

And whereas:	The company created and registered a first ranking fixed lien in favor of the holders of Series H debentures of the company, on Elscint shares in the possession of the company, and also that will be in the possession of the company from time to time and on all the company’s existing and future rights in Elscint as well as on all the rights associated with the shares as well as all the company’s rights to receive monies from Elscint.

And whereas:	The company, through Elscint, holds (in a finite chaining arrangement) the Bea Hotels Eastern Europe B. V. (hereinafter: “BHEE”) which holds 98.2% of the Bucaresti Turism SA (Romania) company (hereinafter: “BUTU”).

And whereas:	BUTU holds and manages the Radisson complex in Bucharest, Romania upon which the Radisson Blue Hotel stands (hereinafter: “The Property”).

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And whereas:	The company is in advanced stages of negotiations to sell its full holdings in BHEE and in BUTU (hereinafter: “The Transaction”), where part of the proceeds are expected to be paid to BHEE by way of putting up a seller’s loan by BHEE in favor of the buyer (hereinafter: “The Seller’s Loan”).

And whereas:	Immediately after the completion of the transaction for the sale of the BHEE holdings in BUTU (if and insofar as the transaction as stated will be concluded), the company intends to embark upon a process of liquidating Elscint and the entire chain of companies under Elscint, (with the exception of BHEE, the shares of which will be transferred to the company (in a manner by which they will be held directly by the company) or whereby BHEE will transfer its remaining assets to the company after concluding the transaction) and this with the objective of saving costs and reducing the scope of the amounts that will be deducted from the proceeds.

And whereas:	The company declares that the proceeds to the company with respect to the transaction will be less than the company’s debts to the Series H debenture holders.

And whereas:	In order to facilitate the above stated liquidation processes, the company is required to cancel the liens (and remove them from any register), to cancel the guarantee and to cancel the negative lien (and remove them from any register (if and insofar as such have been registered)).

And whereas:	On December 7, 2017, an assembly of the debenture holders approved this amendment to the Bill of Trust (hereinafter: “The Amendment”) and instructed the trustee to sign this amendment to the Bill of Trust.

And whereas:	The parties wish to amend the Bill of Trust.

Therefore the parties declared, conditioned and agreed as follows:

1.	Preamble, Interpretations and Definitions

1.1	The preamble to this amendment constitutes an inseparable part thereof.
1.2	The linguistic terms in this amendment will have the meanings set for such in the Bill of Trust, unless explicitly stipulated otherwise in this amendment.
1.3	The splitting of this amendment into sections and the provision of headings for the sections is effected for purposes of convenience and solely as place markers and will not be used for interpretation purposes.
1.4	In any case of a contradiction between that stipulated in this amendment and that stipulated in the Bill of Trust, the provisions of this amendment will prevail.
1.5	With the exception of that stipulated in this amendment, no other and / or additional change will apply to the Bill of Trust.

2.	Amending the Bill of Trust

Section 9.4, as follows, will be added to the Series I Debentures Bill of Trust:

9.4.	If and insofar as an obligating agreement for the sale of the holdings of Bea Hotels Eastern Europe (hereinafter: “BHEE”) in Bucaresti Turism SA (Romania), hereinafter: “BUTU”), will be signed, then the following directives will apply:

9.4.1	The company will publish an immediate report regarding the signing of an obligating agreement for the sale of BHEE and BUTU (hereinafter: “The Agreement” and “The Transaction”, respectively), which will include details regarding (1) The estimated amount of the total recompense that will be paid for the sale of its holdings of BHEE and BUTU (hereinafter: “The Proceeds of the Sale”); (2) The company’s evaluation with respect to the expected date for the conclusion of the transaction and obtaining the proceeds of the sale; (3) 8,000,000 (eight million) Euro of the proceeds of the sale that will be paid by means of a repayment of the seller’s loan (a loan that BHEE will extend to the Dutch company that controls the property (hereinafter: “The Borrower”), pursuant to the loan agreement between them dated November 29, 2017 and will serve the buyer for purposes of paying part of the proceeds which is the amount of the stated loan), which, pursuant to the repayment schedule of the seller’s loan, is up for repayment in one installment 3 years after the date of completion of the transaction, and bears annual interest of a rate of 5% (hereinafter: “The Seller’s Loan”); (4) The amount required to pay off the loan to Bank Hapoalim Ltd. (hereinafter: “The Bank”) which is secured by means of a lien on BHEE shares (hereinafter: “The Debt to the Bank”); The Trustee will rely upon the stated report and upon the details therein without being required to carry out an examination of the matter.

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9.4.2	The company will publish an immediate report immediately upon the conclusion of the transaction and the actual receipt of the proceeds of the sale by BHEE and the report will stipulate the net amount of the proceeds received by BHEE after the deduction of the expenses of the transaction and after the deduction of the following: (1) The repayment of the loan to the bank; (2) The part of the proceeds financed by the seller’s loan. The Trustee will rely upon the stated report and upon the details therein without having to carry out an examination of the matter.

9.4.3	Immediately after the receipt of the proceeds of the sale by BHEE and the publication of the immediate report stipulated in paragraph 9.4.2 above, the Company will embark on processes to liquidate Elscint and the chain of the companies under it (with the exception of BHEE).

9.4.4	The company undertakes that a total equal to seventy five percent (75%), at minimum, of the net proceeds will be transferred in cash by BHEE (through the corporation through which the company holds BHEE), to the company and the company will transfer the stated monies to the Series H debentures trustee (to the trust account in the name of the trustee of the Series H debentures, liened in favor of a first ranking lien (hereinafter: “The Trust Account of the Series H Debentures Trustee”) within one business day of the company receiving this amount (hereinafter: “The Transferred Proceeds”)). The company will publish an immediate report immediately upon depositing the transferred proceeds in the Series H debentures trust account at the trustee.

The balance of the net proceeds (that is, the net proceeds less the transferred proceeds) as well as the right to the repayment of the seller’s loan (including the repayments executed by the buyer against the seller’s loan) will remain in the possession of the company and the company will be entitled to use such funds for its needs pursuant to its sole discretion.

9.4.5	Upon the deposit of the transferred proceeds in the Series H debentures trust account at the trustee, the liens detailed in paragraphs 9.3.4, 9.3.5 and 9.3.14 of the Series H debentures Bill of Trust (hereinafter: “The Liens”), will expire, as will the guarantee detailed in paragraph 9.39 of the Series I debentures Bill of Trust (hereinafter: “The Guarantee”), and the negative lien detailed in paragraph 9.3.9 of the Series I debentures Bill of Trust (hereinafter: “The Negative Lien”), issued by Elscint and will be considered as being null and void and out of date and this without any need for any additional actions and / or authorizations, including neither on the part of the trustee and / nor on the part of the debenture holders and, in order to eliminate doubt, all references to the Elscint Company (in the Series I debentures Bill of Trust) will be deemed to be null and void.

9.4.6	Within 3 business days after the publication of the immediate report by the company, as detailed in paragraph 9.4.4 above, regarding the deposit of the transferred proceeds in the Series H debentures trust account at the trustee, the Series I debentures trustee will sign all the documents produced for the trustee by the company and which will be reasonably required in order to cancel the liens, the guarantees and the negative lien (including deleting the liens from any register (including from the registers of the Companies Registrars in Israel and in the Netherlands)) according, inter alia, to the directives and the documents that will be drawn up by an attorney who is well versed in Dutch law, and the company will make sure to carry out the actual deletion of the Elscint collateral, within a reasonable period of time, for its own account.

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9.4.7	Likewise, as the behest of the company, the Series I debentures trustee will sign a letter of undertaking by which the trustee agrees to the removal of the counter liens and, at the same time, the deposit of the transferred proceeds into the trust account of the Series H debentures trustee, pursuant to the directives of this amendment.

9.4.8	The transferred proceeds that will be deposited in the Series H debentures trust account at the trustee as well as any proceeds yielded accruing vis-à-vis such monies insofar as such will accrue, will be used pursuant to one of the trustee, at the company’s sole discretion:

9.4.8.1	For purposes of paying principle and or interest payments to the holders of Series H debentures pursuant to the repayment schedule of the Series H debentures.

9.4.8.2	For purposes of the early repayment of the Series H debentures (in order to eliminate doubt, as a partial early repayment).

9.4.9	It would be prudent to clarify that the transferred proceeds will be deposited, by the company, with the trustee for the holders of Series H debentures and which will be liened to guarantee the undertakings of the company vis-à-vis the holders of Series H debentures and will be used to pay off the company’s debt vis-à-vis Series H debentures as long as such will include the case of insolvency of the company.

9.4.10	The company undertakes that, within 21 days of the date of the conclusion of the transaction, it will engineer the fact that the full BHEE rights under the power of the seller’s loans will be endorsed, by means of a total and irrevocable endorsement by way of sale, from BHEE to the company (“The Endorsement to the Company”). The company will produce, for the trustee, a considered professional opinion issued by an attorney proficient in the relevant laws by which, inter alia, the endorsement to the company was completed, and is irrevocable and non repeatable.

Within 45 days of the date of the completion of the endorsement to the company as stipulated above, the company will lien the right to the repayment of the seller’s loan, as detailed below and will also produce, for the trustee, all the documents detailed in paragraph 9.3.6 of the Bill of Trust with respect to the stated lien:

9.4.10.1	To guarantee the full and precise execution of all the payments of principle and interest regarding the debentures and additional amounts with respect to that stipulated in the Bill of Trust and in the debentures that the company must pay to the Series I debenture holders pursuant to the terms and conditions of the Bill of Trust and the debentures and to guarantee the full and precise execution of all the rest of the terms and conditions of the Series I debentures and the bill of trust of the company will be liened, by means of a second ranking fixed lien, and will be endorsed by means of an endorsement of rights by means of a second ranking fixed lien, without an restriction of amount, in favor of the trustee for the debenture holders, the full rights of the company to receive payments, including with respect to the principle and interest under the power of the seller’s loan (“The Second Lien on the Proceeds of the Seller’s Loan”).

In order to eliminate doubt, it would be prudent to clarify that the company only liens its right to receive the payments of the principle and interest under the power of the seller’s loan and that the holders of the debentures have no other right with respect to the seller’s loan and that, accordingly, the debenture holders have no right to carry out any actions whatsoever with respect to the seller’s loan and / or to interfere in the terms and conditions of the seller’s loan and / or to act vis-à-vis the borrower and that the stated rights will remain solely those of the company (which is entitled to activate such rights at its sole discretion), including when putting up the debentures for immediate repayment and / or upon realizing the second ranking lien on the proceeds of the seller’s loan and / or at the time of insolvency procedures against the company.

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The company declares that the company’s rights to receive the principle and interest payments under the power of the seller’s loan, will be liened under a first ranking fixed lien and will be endorsed through a rights endorsement by way of a first ranking fixed lien, with no restriction vis-à-vis the amount, in favor of the trustee, for the holders of Series H debentures of the company (“The First Ranking Lien on the Proceeds of the Seller’s Loan”) and the directives of paragraph 9.3.11 of the Bill of Trust and the directives of the associated subordination letter will apply to the first ranking lien as stated. The Series I debenture trustee will submit an authorization, to the company, by which the full directives of the subordinate letter dated February 20, 2014, will also apply with respect to the first ranking lien regarding the proceeds of the seller’s loan and the second ranking lien of the proceeds of the seller’s loan.

The company declares that as part of the transaction, the company signed a letter of guarantee vis-à-vis buyer and by which the company guarantees the upholding of BHEE’s undertakings pursuant to the agreement (including an undertaking to indemnify the buyer in the case that the buyer incurs damage due to a violation of representations and undertakings as stated) (hereinafter: “The Company’s Guarantee”) and that the buyer has the right to offset amounts owing by the buyer with respect to the seller’s loan, against: (a) Amounts owing to the seller from the company pursuant to the company’s guarantee; and / or (b) amounts owing to the buyer due to a violation of any of the representations and / or undertaking of BHEE pursuant to the sale agreement.

9.4.10.3	In the case of the realization of the second raking lien on the proceeds of the seller’s loan, this does not nor will not accelerate the date of the repayment of the seller’s loan and / or to alter, in any manner whatsoever, the terms and conditions of the of the seller’s loan agreement and that the rights of the debenture holders (or anyone acting on their behalf), will be to receive payments against the seller’s loan when such will be received from the buyer pursuant to the terms and conditions of the seller’s loan and subject to the first ranking loan on the proceeds of the seller’s loan and the subordinate letter dated February 20, 2014.

9.4.10.6	The directives of paragraphs 9.3.10 to 9.3.16 above will apply to the lien under the power of this paragraph 9.4.10, mutatis mutandis, including the directives of articles 9.3.12 and 9.3.13 of the Bill of Trust, in all matters related to the rights of the company to receive, into its possession, the amount against the repayment of the seller’s loan and to use such monies for its own purposes.

9.4.10.7	The lien of the seller’s loan by the company will be effected by means of a registration at the Companies Registrar in Israel, and in any other register in Israel required and / or which will be required pursuant to the law and / or pursuant to the Bill of Trust (and the registration of such a lien will not be effected in another country, besides Israel).

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3.	Coming in Effect

This amendment will come into effect immediately upon the signing thereof.

4.	By signing this amendment, the trustee sanctions the authorized electronical signatories of the company to report the entering into this letter of amendment as well as the signing thereof, though the stock exchange system.

And in witness did the parties set their signatures:

Elbit Imaging Ltd.	Mishmeret – Trust Services Company Ltd.

Attorney’s Authorization

I, the undersigned, ______________________, Adv., confirm that this letter of amendment was signed by Elbit Imaging Ltd by means of Messers: ______________________________ and their signature obligates the company in all matters related to this amendment.

_____________________________ Adv.

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